Exhibit 10.34
Conformed through Fourth Amendment, dated as of January 15, 2020
RECEIVABLES PURCHASE AGREEMENT

dated as of July 24, 2018

among

PDC FUNDING COMPANY III, LLC, as Seller,

PATTERSON DENTAL SUPPLY, INC., as Servicer,

THE CONDUITS PARTY HERETO,

THE FINANCIAL INSTITUTIONS PARTY HERETO,

THE PURCHASER AGENTS PARTY HERETO

and

MUFG BANK, LTD.,
as Agent

12660249v2

Page
ARTICLE I PURCHASE ARRANGEMENTS 1
Section 1.1 Purchase Facility 1
Section 1.2 Increases; Sale of Asset Portfolio 2
Section 1.3 Decreases 4
Section 1.4 Payment Requirements 4
Section 1.5 Reinvestments 5
Section 1.6 RPA Deferred Purchase Price 5
ARTICLE II PAYMENTS AND COLLECTIONS 5
Section 2.1 Payments 5
Section 2.2 Collections Prior to Amortization 5
Section 2.3 Collections Following Amortization 7
Section 2.4 Ratable Payments 8
Section 2.5 Payment Rescission 8
Section 2.6 Maximum Purchases In Respect of the Asset Portfolio 8
Section 2.7 Clean-Up Call; Limitation on Payments 8
ARTICLE III CONDUIT PURCHASES 9
Section 3.1 CP Costs 9
Section 3.2 CP Costs Payments 9
Section 3.3 Calculation of CP Costs 9
ARTICLE IV FINANCIAL INSTITUTION FUNDING 9
Section 4.1 Financial Institution Funding 9
Section 4.2 Financial Institution Yield Payments 10
Section 4.3 [Reserved] 10
Section 4.4 Financial Institution Discount Rates 10
Section 4.5 Suspension of the LIBO Rate or Replacement of the LIBO Rate 10
Section 4.6 Extension of Scheduled Termination Date 12
ARTICLE V REPRESENTATIONS AND WARRANTIES 14
Section 5.1 Representations and Warranties of the Seller Parties 14
ARTICLE VI CONDITIONS OF PURCHASES 19
Section 6.1 Conditions Precedent to Initial Purchase 19
Section 6.2 Conditions Precedent to All Purchases 19
ARTICLE VII COVENANTS 20

1

(continued)
Page

Section 7.1 Affirmative Covenants of The Seller Parties 20
Section 7.2 Negative Covenants of The Seller Parties 29
ARTICLE VIII ADMINISTRATION AND COLLECTION 31
Section 8.1 Designation of Servicer 31
Section 8.2 Duties of Servicer 31
Section 8.3 Collection Notices 33
Section 8.4 Responsibilities of Seller 33
Section 8.5 Reports 33
Section 8.6 Servicing Fees 33
ARTICLE IX AMORTIZATION EVENTS 33
Section 9.1 Amortization Events 33
Section 9.2 Remedies 36
ARTICLE X INDEMNIFICATION 36
Section 10.1 Indemnities by The Seller Parties 36
Section 10.2 Increased Cost and Reduced Return 39
Section 10.3 Other Costs and Expenses 40
Section 10.4 Allocations 40
Section 10.5 Accounting Based Consolidation Event 41
Section 10.6 Required Rating 41
ARTICLE XI AGENT 41
Section 11.1 Authorization and Action 41
Section 11.2 Delegation of Duties 42
Section 11.3 Exculpatory Provisions 42
Section 11.4 Reliance by Agent 42
Section 11.5 Non-Reliance on Agent and Other Purchasers 43
Section 11.6 Reimbursement and Indemnification 43
Section 11.7 Agent in its Individual Capacity 43
Section 11.8 Successor Agent 43
ARTICLE XII ASSIGNMENTS; PARTICIPATIONS 44
Section 12.1 Assignments 44
Section 12.2 Participations 45
Section 12.3 Federal Reserve 46

2

(continued)
Page

Section 12.4 Collateral Trustee 46
ARTICLE XIII PURCHASER AGENTS 46
Section 13.1 Purchaser Agents 46
ARTICLE XIV MISCELLANEOUS 47
Section 14.1 Waivers and Amendments 47
Section 14.2 Notices 48
Section 14.3 Ratable Payments 48
Section 14.4 Protection of Ownership Interests of the Purchasers 48
Section 14.5 Confidentiality 49
Section 14.6 Bankruptcy Petition 50
Section 14.7 Limitation of Liability 50
Section 14.8 CHOICE OF LAW 50
Section 14.9 CONSENT TO JURISDICTION 50
Section 14.10 WAIVER OF JURY TRIAL 51
Section 14.11 Integration; Binding Effect; Survival of Terms 51
Section 14.12 Counterparts; Severability; Section References 51
Section 14.13 MUFG Roles and Purchaser Agent Roles 52
Section 14.14 Characterization 52
Section 14.15 Excess Funds 53
Section 14.16 [Reserved] 53
Section 14.17 [Reserved] 53
Section 14.18 [Reserved] 53
Section 14.19 USA PATRIOT Act Notice 53

3

EXHIBITS

Exhibit I -  Definitions
Exhibit II  - Form of Purchase Notice
Exhibit III - Places of Business of the Seller Parties; Locations
          of Records; Federal Employer Identification Number(s)
Exhibit IV - Names of Collection Banks; Collection Accounts
Exhibit V - Form of Compliance Certificate
Exhibit VI - [Reserved]
Exhibit VII - Form of Assignment Agreement
Exhibit VIII - Credit and Collection Policy
Exhibit IX - Form of Contract(s)
Exhibit X - Form of Monthly Report
Exhibit XI - Form of Performance Undertaking

SCHEDULES
Schedule A  - Commitments, Payment Addresses, Conduit Purchase Limits, Purchaser
          Agents and Related Financial Institutions
Schedule B - Documents to be delivered to Agent and Each Purchaser Agent on or prior to the Initial Purchase

4

INDEX OF DEFINED TERMS
DEFINED IN THE BODY OF THE AGREEMENT
Affected Financial Institution 44
Agent 1
Aggregate Reduction 4
Amortization Event 33
Asset Portfolio 4
Assignment Agreement 44
Conduits 1
Consent Notice 12
Consent Period 12
Extension Notice 12
Financial Institutions 1
Indemnified Amounts 36
Indemnified Party 36
MUFG 1
MUFG Roles 51
Non-Renewing Financial Institution 12
Obligations 5
Other Costs 40
Other Sellers 40
Participant 45
Payment Instruction 4
PDSI 1
Proposed Reduction Date 4
Purchase 1
Purchase Notice 2
Purchaser Agent Roles 52
Purchaser Agents 1
Purchasing Financial Institutions 44
Ratings Request 39
Reduction Notice 4
Required Ratings 39
RPA Deferred Purchase Price 5
Seller 1
Seller Parties 1
Seller Party 1
Servicer 30
Servicing Fee 33
Terminating Financial Institution 13
Terminating Rate Tranche 10
Termination Date 7
Termination Percentage 7

5

RECEIVABLES PURCHASE AGREEMENT

RECEIVABLES PURCHASE AGREEMENT
This Receivables Purchase Agreement, dated as of July 24, 2018, is by and among PDC Funding Company III, LLC, a Minnesota limited liability company (the “Seller”), Patterson Dental Supply, Inc., a Minnesota corporation (together with its successors and assigns “PDSI”), as initial Servicer (Servicer together with Seller, the “Seller Parties” and each a “Seller Party”), the entities listed on Schedule A to this Agreement under the heading “Financial Institution” (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), the entities (if any) listed on Schedule A to this Agreement under the heading “Conduit” (together with any of their respective successors and assigns hereunder, the “Conduits”), the entities listed on Schedule A to this Agreement under the heading “Purchaser Agent” (together with any of their respective successors and assigns hereunder, the “Purchaser Agents”) and MUFG Bank, Ltd. (“MUFG”), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the “Agent”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.
PRELIMINARY STATEMENTS
The Seller intends to sell and assign to Agent for the benefit of the Purchasers, the Receivables and certain other related assets.
MUFG has been requested and is willing to act as Agent on behalf of the Conduits (if any) and the Financial Institutions in accordance with the terms hereof.
AGREEMENT
Now therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
PURCHASE ARRANGEMENTS
Section 1.1 Purchase Facility.
(a) Upon the terms and subject to the conditions hereof, during the period from the date hereof to but not including the Facility Termination Date, Seller shall sell and assign, as described in Section 1.2(b), the Asset Portfolio to Agent for the benefit of the Purchasers, as applicable. In accordance with the terms and conditions set forth herein, each Conduit may (in its sole discretion), and each Financial Institution severally hereby agrees to, instruct Agent to make cash payments to Seller of the related Cash Purchase Price in respect of the Asset Portfolio (each such cash payment, an “Incremental Purchase”) on behalf of such Purchasers, in each case and from time to time in an aggregate amount not to exceed at such time (i) in the case of each Conduit, its Conduit Purchase Limit, (ii) in the case of a Financial

RECEIVABLES PURCHASE AGREEMENT
Institution, its Commitment and (iii) in the aggregate, the lesser of (A) the Purchase Limit and (B) the aggregate amount of the Commitments. Any amount not paid for the Asset Portfolio hereunder as Cash Purchase Price shall be paid to Seller as the RPA Deferred Purchase Price pursuant to, and only to the extent required by, the priority of payments set forth in Sections 2.2(b) and (c) and otherwise pursuant to the terms of this Agreement (including Section 2.6).
(b) Seller may, upon at least 10 Business Days’ prior notice to Agent and each Purchaser Agent, terminate in whole or reduce in part, ratably among the Financial Institutions, the unused portion of the Purchase Limit; provided that (i) each partial reduction of the Purchase Limit shall be in an amount equal to $1,000,000 or an integral multiple thereof, (ii) the aggregate of the Conduit Purchase Limits for all of the Conduits shall also be terminated in whole or reduced in part, ratably among the Conduits, by an amount equal to such termination or reduction in the Purchase Limit and (iii) the aggregate of the Commitments for all of the Financial Institutions shall also be terminated in whole or reduced in part, ratably among the Financial Institutions, by an amount equal to such termination or reduction in the Purchase Limit.
Section 1.2 Increases; Sale of Asset Portfolio.
(a) Increases. Seller shall provide Agent and each Purchaser Agent with prior notice in a form set forth as Exhibit II hereto of each Incremental Purchase (a “Purchase Notice”) by 12:00 noon (Chicago time) at least three Business Days prior to the requested date of such Incremental Purchase. Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable, shall specify the requested Cash Purchase Price (which shall not be less than $1,000,000 and in additional increments of $100,000) and the requested date of such Incremental Purchase (which shall be on a Business Day) and if the Cash Purchase Price thereof is to be funded by any of the Financial Institutions, the requested Discount Rate and Rate Tranche Period. Following receipt of a Purchase Notice, each Purchaser Agent will promptly notify the Conduit (if any) in such Purchaser Agent’s Purchaser Group of such Purchase Notice and Agent and each Purchaser Agent will identify the Conduits (if any) that agree to make the Purchase. If any Conduit declines to make a proposed Incremental Purchase or if any Purchaser Group does not include a Conduit, such Incremental Purchase will be made by (i) such declining Conduit’s Related Financial Institution(s) or (ii) the Financial Institution(s) included in such Purchaser Group that does not include a Conduit, as applicable, in accordance with the rest of this Section 1.2(a). If the proposed Purchase or any portion thereof is to be made by any of the Financial Institutions, the applicable Purchaser Agent shall send notice of the proposed Purchase to the Financial Institutions in such Purchaser Agent’s Purchaser Group, concurrently by telecopier or email specifying (i) the date of such Incremental Purchase, which date must be at least one Business Day after such notice is received by the applicable Financial Institutions, (ii) each Financial Institution’s Pro Rata Share of the aggregate Cash Purchase Price in respect of such Incremental Purchase and (iii) the requested Discount Rate and the requested Rate Tranche Period. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI and the conditions set forth in this Section 1.2(a), the Conduits and/or the Financial Institutions, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of a Conduit that has agreed to make such

RECEIVABLES PURCHASE AGREEMENT
Purchase, such Conduit’s Pro Rata Share of the aggregate Cash Purchase Price in respect of such Incremental Purchase or (ii) in the case of a Financial Institution, such Financial Institution’s Pro Rata Share of the aggregate Cash Purchase Price in respect of such Incremental Purchase. Each Financial Institution’s obligation shall be several, such that the failure of any Financial Institution to make available to Seller any funds in connection with any Incremental Purchase shall not relieve any other Financial Institution of its obligation, if any, hereunder to make funds available on the date of such Incremental Purchase, but no Financial Institution shall be responsible for the failure of any other Financial Institution to make funds available in connection with any Incremental Purchase.
Notwithstanding anything to the contrary set forth in this Section 1.2(a) or otherwise in this Agreement, the parties hereto hereby acknowledge and agree that any Financial Institution may, in its reasonable discretion, by written notice (a “Delayed Purchase Notice”) delivered to the Agent and the Seller no later than 12:00 p.m. (Chicago time) on the Business Day immediately preceding the applicable Incremental Purchase date elect (subject to the proviso below) with respect to any Incremental Purchase to pay its Pro Rata Share of the aggregate Cash Purchase Price in respect of such Incremental Purchase on or before the thirty-fifth (35th) day following the date of the related Purchase Notice (or if such day is not a Business Day, then on the next succeeding Business Day) (the “Delayed Purchase Date”), rather than on the date requested in such Purchase Notice (any Financial Institution making such an election, a “Delayed Financial Institution”); provided, that, with respect to each Financial Institution’s Purchaser Group, an amount equal to no more than 90.0% of such Financial Institution’s Purchaser Group’s Commitment may be subject to a Delayed Purchase Date.
No Delayed Financial Institution (or, for the avoidance of doubt, its related Conduit) shall be obligated to pay its Pro Rata Share of the applicable aggregate Cash Purchase Price until the applicable Delayed Purchase Date. A Delayed Financial Institution shall pay its Pro Rata Share of the applicable aggregate Cash Purchase Price on the applicable Delayed Purchase Date in accordance with this Section 1.2(a); provided, however, that a Delayed Financial Institution may, in its sole discretion, pay its Pro Rata Share of the applicable aggregate Cash Purchase Price on any Business Day prior to such Delayed Purchase Date. The Seller shall be obligated to accept the proceeds of such Delayed Financial Institution’s portion of the applicable Cash Purchase Price on the applicable Delayed Purchase Date in accordance with this Section 1.2(a). For the avoidance of doubt, a Delayed Financial Institution shall not be deemed to have made any such Incremental Purchase until its applicable portion of the Cash Purchase Price is paid.
The parties hereto hereby acknowledge and agree that they are implementing the delayed funding mechanics provided for in this Section for the purpose of effecting a more favorable “liquidity coverage ratio” (including as set forth in “Basel III” or as “Basel III” or portions thereof may be adopted in any particular jurisdiction) with respect to one or more Financial Institutions (or its holding company). Upon the occurrence of any Regulatory Change reasonably likely to eliminate such favorable effects with respect to all Financial Institutions, so long as no Amortization Event or Potential Amortization Event has occurred and is continuing, the Seller and Servicer may request in writing delivered to the Agent and each Purchaser Agent that this Agreement be amended such that the delayed funding mechanics set forth in this Section

RECEIVABLES PURCHASE AGREEMENT
are removed. The Agent and each Purchaser Agent shall promptly notify the Seller and Servicer if they consent to such request and such request may be accepted or rejected by such parties in their sole discretion. Failure of the Agent or any Purchaser Agent to notify the Seller or the Servicer within ten (10) Business Days shall be deemed to constitute a rejection of such request.
(b) Sale of Asset Portfolio. In accordance with Sections 1.1(a) and 1.2(a), Seller hereby sells, assigns and transfers to Agent (on behalf of Purchasers), for the related Cash Purchase Price and the RPA Deferred Purchase Price, effective on and as of the date of each Purchase hereunder, all of its right, title and interest in, to and under all Receivables and the Related Security and Collections relating to such Receivables (other than Seller’s title in and to the Facility Account, which shall remain with Seller), in each case, existing as of the date of such Purchase that have been acquired by Seller as provided herein and in the other Transaction Documents on or prior to the date of such Purchase. Purchaser’s right, title and interest in and to such assets is herein called the “Asset Portfolio”.
Section 1.3 Decreases. Seller shall provide Agent with an irrevocable prior written notice (a “Reduction Notice”) of any proposed reduction of the Aggregate Capital from Collections no later than three (3) Business Days prior to the proposed reduction date and Agent will promptly notify each Purchaser of such Reduction Notice after Agent’s receipt thereof. Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of the Aggregate Capital shall occur (which date shall be a Settlement Date), and (ii) the amount of the Aggregate Capital to be reduced that shall be applied ratably to the aggregate Capital of the Conduits and the Financial Institutions in accordance with the amount of Capital (if any) owing to the Conduits (ratably to each Conduit, based on the ratio of such Conduit’s Capital at such time to the aggregate Capital of all the Conduits at such time), on the one hand, and the amount of Capital (if any) owing to the Financial Institutions (ratably to each Financial Institution, based on the ratio of such Financial Institution’s Capital at such time to the aggregate Capital of all of the Financial Institutions at such time), on the other hand (the “Aggregate Reduction”), without regard to any unpaid RPA Deferred Purchase Price. Only one (1) Reduction Notice shall be outstanding at any time. Concurrently with any reduction of the Aggregate Capital pursuant to this Section, Seller shall pay to the applicable Purchaser all Broken Funding Costs arising as a result of such reduction. No Aggregate Reduction will be made following the occurrence of the Amortization Date without the prior written consent of Agent.
Section 1.4 Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement or any other Transaction Document shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in immediately available funds, and if not received before 11:00 a.m. (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to (i) Agent, they shall be paid to Agent for its own account, in accordance with the applicable instructions from time to time notified by the Agent to such Person and (ii) any Purchaser Agent or Purchaser, they shall be paid to the Purchaser Agent for such Person’s Purchaser Group, for the account of such Person, in accordance with the applicable instructions from time to time notified by such Purchaser Agent or Purchaser (each instruction set forth in

RECEIVABLES PURCHASE AGREEMENT
clauses (i) and (ii) being a “Payment Instruction”). Upon notice to Seller, Agent (on behalf of itself and/or any Purchaser) may debit the Facility Account for all amounts due and payable hereunder. All computations of Financial Institution Yield, per annum fees or discount calculated as part of any CP Costs, per annum fees hereunder and per annum fees under any Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder or under any other Transaction Document shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.
Section 1.5 Reinvestments. On each Business Day prior to the Final Payout Date, the Servicer, on behalf of the Agent, shall pay to the Seller, out of Collections of Receivables, the amount available for reinvestment in accordance with Section 2.2(a). Each such payment is herein referred to as a “Reinvestment”. All Reinvestments with respect to the applicable Purchasers shall be made ratably on behalf of the applicable Purchasers in the relevant Purchaser Group in accordance with the respective outstanding portions of the Aggregate Capital funded by them.
Section 1.6 RPA Deferred Purchase Price. Subject to the application of Collections as RPA Deferred Purchase Price as permitted on each Settlement Date pursuant to Sections 2.2(b), 2.2(c) and 2.6, on each Business Day on and after the Final Payout Date, Servicer, on behalf of Agent and the Purchasers, shall pay to Seller an amount as deferred purchase price (the “RPA Deferred Purchase Price”) equal to the Collections of Receivables then held or thereafter received by Seller (or Servicer on its behalf) less any accrued and unpaid Servicing Fee.
ARTICLE II
PAYMENTS AND COLLECTIONS
Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to Agent when due, for the account of Agent, or the relevant Purchaser or Purchasers, on a full recourse basis: (a) all amounts accrued or payable by Seller to any such Person as described in Section 2.2 and (b) each of the following amounts, to the extent that such amounts are not paid in accordance with Section 2.2: (i) such fees as set forth in each Fee Letter (which fees collectively shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all amounts payable as CP Costs, (iii) all amounts payable as Financial Institution Yield, (iv) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce the outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts required pursuant to Section 2.5 or 2.6, (vi) all amounts payable pursuant to Article X, if any, (vii) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (viii) all Broken Funding Costs and (ix) all Default Fees (the fees, amounts and other obligations described in clauses (a) and (b) collectively, the “Obligations”). If any Person fails to pay any of the Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or any Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time

RECEIVABLES PURCHASE AGREEMENT
Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to Servicer for payment in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers and Agent.
Section 2.2 Collections Prior to Amortization.
(a) Collections Generally. On any day prior to the Amortization Date that Servicer receives any Collections and/or Deemed Collections, the Servicer shall set aside and hold in trust for the benefit of the Purchasers (or, if so requested by the Agent, segregate in a separate account designated by the Agent, which shall be an account maintained and controlled by the Agent unless the Agent otherwise instructs in its sole discretion), for application in accordance with the priority of payments set forth below, all Collections on Receivables that are received by the Servicer or the Seller or received in any Lock-Box or Collection Account and all Deemed Collections; provided, however, that so long as each of the conditions precedent set forth in Section 6.2 are satisfied on such date, the Servicer may release to the Seller from such Collections and Deemed Collections the amount (if any) necessary to pay (i) the purchase price for Receivables purchased by the Seller on such date in accordance with the terms of the Receivables Sale Agreement or (ii) amounts owing by the Seller to the Originators under the Subordinated Note.
(b) Application of Collections. On each Settlement Date, Servicer will apply such Collections to make the following distributions in the following amounts and order of priority:
first, to the reimbursement of Agent’s, each Purchaser’s and each Purchaser Agent’s costs of collection and enforcement of this Agreement, second, to Agent for the account of the Purchasers, all accrued and unpaid fees under any Fee Letter and all accrued and unpaid CP Costs and Financial Institution Yield and any Broken Funding Costs,
third, if Servicer is not then Seller or an Affiliate of Seller, to Servicer in payment of the Servicing Fee, fourth, to the ratable reduction of Aggregate Capital an amount necessary to ensure that after giving effect to such payment, the Net Portfolio Balance equals or exceeds the sum of (i) the Aggregate Capital, plus (ii) the Required Reserve, fifth, if Seller or an Affiliate of Seller is then acting as Servicer, to Servicer in payment of the Servicing Fee, sixth, to each Terminating Financial Institution, ratably based on such Terminating Financial Institution’s Termination Percentage, for the reduction of the Capital of each such Terminating Financial Institution,

RECEIVABLES PURCHASE AGREEMENT
seventh, to the applicable Persons, for the ratable payment in full of all other unpaid Obligations, and eighth, the balance, if any, to Seller as RPA Deferred Purchase Price.
(c) Each Terminating Financial Institution shall be allocated a ratable portion of Collections from the Scheduled Termination Date that such Terminating Financial Institution did not consent to extend (as to such Terminating Financial Institution, the “Termination Date”), until, with respect to a Terminating Financial Institution, such Terminating Financial Institution’s Capital, if any, shall be paid in full and the applicable, ratable portion of the RPA Deferred Purchase Price allocable to such Terminating Financial Institution’s portion of the Asset Portfolio has been paid in full in accordance with the priority of payments set forth in Section 2.2(c). This ratable portion shall be calculated on the Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the “Termination Percentage”). Each Terminating Financial Institution’s Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution’s Capital shall be reduced ratably with all Financial Institutions in accordance with Section 2.3.
Section 2.3 Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust for the benefit of the Purchasers (or, if so requested by the Agent, segregate in a separate account designated by the Agent, which shall be an account maintained and controlled by the Agent unless the Agent otherwise instructs in its sole discretion), for application in accordance with the priority of payments set forth below, all Collections on Receivables that are received by the Servicer or the Seller or received in any Lock-Box or Collection Account and all Deemed Collections. On and after the Amortization Date, Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) Agent apply such amounts at Agent’s direction to reduce the Aggregate Capital and any other Aggregate Unpaids (it being understood and agreed that, in any event, no portion of the RPA Deferred Purchase Price may be paid to Seller on a date on or after the Amortization Date and prior to the Final Payout Date). If there shall be insufficient funds on deposit to distribute funds in payment in full of the aforementioned amounts, Servicer (or, following its assumption of control of the Collection Accounts, the Agent) shall distribute funds in the following order of priority:
first, to the reimbursement of Agent’s, each Purchaser’s and each Purchaser Agent’s costs of collection and enforcement of this Agreement, second, ratably to the payment of all accrued and unpaid fees under any Fee Letter and all accrued and unpaid CP Costs and Financial Institution Yield, third, to the payment of Servicer’s reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables,

RECEIVABLES PURCHASE AGREEMENT
including the Servicing Fee, if Seller, or one of its Affiliates is not then acting as Servicer, fourth, to the ratable reduction of Aggregate Capital to zero, fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, sixth, to the ratable payment in full of all other Aggregate Unpaids, and seventh, after the Aggregate Unpaids have been indefeasibly reduced to zero and this Agreement has terminated in accordance with its terms, to Seller as RPA Deferred Purchase Price, any remaining Collections.
Section 2.4 Ratable Payments. Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in Sections 2.2 and 2.3 above, shall be shared ratably (within each priority) among Agent, the Purchaser Agents and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.
Section 2.5 Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to Agent (for application to the Person or Persons who suffered such rescission, return or refund), the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding, in each case, if such rescinded amounts have not been paid under Section 2.2.
Section 2.6 Maximum Purchases In Respect of the Asset Portfolio. Notwithstanding anything to the contrary in this Agreement, Seller shall ensure that the Net Portfolio Balance shall at no time be less than the sum of (i) the Aggregate Capital at such time, plus (ii) the Required Reserves at such time. If, on any date of determination, the sum of (i) the Aggregate Capital, plus (ii) the Required Reserves exceeds the Net Portfolio Balance, in each case at such time, Seller shall pay to the Purchasers within one (1) Business Day an amount to be applied to reduce the Aggregate Capital (allocated ratably based on the ratio of each Purchaser’s Capital at such time to the Aggregate Capital at such time), such that after giving effect to such payment, the Net Portfolio Balance equals or exceeds the sum of (i) the Aggregate Capital, plus (ii) the Required Reserves, in each case at such time.
Section 2.7 Clean-Up Call; Limitation on Payments.

RECEIVABLES PURCHASE AGREEMENT
(a) Clean Up Call. In addition to Seller’s rights pursuant to Section 1.3, Seller shall have the right (after providing written notice to Agent and each Purchaser Agent at least three (3) Business Days prior to the Proposed Reduction Date), at any time following the reduction of the Aggregate Capital to a level that is less than 10.0% of the Purchase Limit as of the date hereof, to repurchase from the Purchasers all, but not less than all, of the Asset Portfolio on any Settlement Date. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser, any Purchaser Agent or Agent. If, at any time, Servicer is not Seller or an Affiliate of Seller, Seller may waive its repurchase rights under this Section 2.7(a) by providing a written notice of such waiver to Agent and each Purchaser Agent.
(b) Purchasers’ and Agent’s Limitation on Payments. Notwithstanding any provision contained in this Agreement or any other Transaction Document to the contrary, none of the Purchasers or Agent shall, and none of them shall be obligated (whether on behalf of a Purchaser or otherwise) to, pay any amount to Seller in respect of any portion of the RPA Deferred Purchase Price, except to the extent that Collections are available for distribution to Seller in accordance with this Agreement. In addition, notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, the obligations of any Purchaser that is a commercial paper conduit or similar vehicle under this Agreement or under any other Transaction Document shall be payable by such Purchaser or successor or assign solely to the extent of funds received from Seller in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay such Person’s matured and maturing Commercial Paper or other senior indebtedness of such Person when due. Any amount which Agent or a Purchaser is not obligated to pay pursuant to the operation of the two preceding sentences shall not constitute a claim (as defined in § 101 of the Federal Bankruptcy Code) against, or corporate obligation of, any Purchaser or Agent, as applicable, for any such insufficiency unless and until such amount becomes available for distribution to Seller pursuant to the terms hereof.
ARTICLE III
CONDUIT PURCHASES
Section 3.1 CP Costs. Seller shall pay CP Costs with respect to the outstanding Capital associated with each of the Conduits for each day that any such Capital is outstanding.
Section 3.2 CP Costs Payments. On each Settlement Date, Seller shall pay to Agent (for the benefit of the Conduits) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the outstanding Capital of each of the Conduits for the related Settlement Period in accordance with Article II.
Section 3.3 Calculation of CP Costs. On the third Business Day immediately preceding each Settlement Date, each Conduit shall calculate the aggregate amount of its Conduit Costs for the related Settlement Period and shall notify Seller of such aggregate amount.

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ARTICLE IV
FINANCIAL INSTITUTION FUNDING
Section 4.1 Financial Institution Funding. The aggregate Capital associated with the Purchases by the Financial Institutions shall accrue Financial Institution Yield for each day during its Rate Tranche Period at either the LIBO Rate or the Alternate Base Rate in accordance with the terms and conditions hereof. Until Seller gives notice to Agent and the applicable Purchaser Agent(s) of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any portion of the Asset Portfolio transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Alternate Base Rate. If any pro rata portion of the Asset Portfolio of any Conduit is assigned or transferred to, or funded by, any Funding Source of such Conduit pursuant to any Funding Agreement or to or by any other Person, each such portion of the Asset Portfolio so assigned, transferred or funded shall each be deemed to have a new Rate Tranche Period commencing on the date of any such assignment, transfer or funding, and shall accrue yield for each day during its Rate Tranche Period at either the LIBO Rate or the Alternate Base Rate in accordance with the terms and conditions hereof as if each such portion of the Asset Portfolio was held by a Financial Institution. With respect to each such portion of the Asset Portfolio, the assignee or transferee thereof, or the lender with respect thereto, shall be deemed to be a Financial Institution in the applicable Conduit’s Purchaser Group solely for the purposes of Sections 4.1, 4.2, 4.4 and 4.5 hereof.
Section 4.2 Financial Institution Yield Payments. On the Settlement Date for each Rate Tranche Period with respect to the aggregate Capital of the Financial Institutions, Seller shall pay to Agent (for the benefit of the Financial Institutions) an aggregate amount equal to all accrued and unpaid Financial Institution Yield for the entire Rate Tranche Period with respect to such Capital in accordance with Article II. On the third Business Day immediately preceding the Settlement Date for such Capital of each of the Financial Institutions, each Financial Institution shall calculate the aggregate amount of accrued and unpaid Financial Institution Yield for the entire Rate Tranche Period for such Capital of such Financial Institution and shall notify Seller of such aggregate amount.
Section 4.3 [Reserved].
Section 4.4 Financial Institution Discount Rates. Seller may select the LIBO Rate or the Alternate Base Rate for each portion of the Capital of any of the Financial Institutions. Seller shall by 11:00 a.m. (Chicago time): (i) at least three (3) Business Days prior to the end of a Rate Tranche Period (a “Terminating Rate Tranche”) with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Rate Tranche with respect to which the Alternate Base Rate is being requested as a new Discount Rate, give each Financial Institution (or Funding Source) irrevocable notice of the new Discount Rate for the Capital or portion thereof associated with such Terminating Rate Tranche. Until Seller gives notice to the applicable Financial Institution (or Funding Source) of another Discount Rate, the initial Discount Rate for any Capital of any Financial Institution pursuant to the terms and conditions hereof (or assigned or transferred to, or

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funded by, any Funding Source pursuant to any Funding Agreement or to or by any other Person) shall be the Alternate Base Rate.
Section 4.5 Suspension of the LIBO Rate or Replacement of the LIBO Rate.
(a) If any Financial Institution notifies Agent or its Purchaser Agent, as applicable, that it has determined that funding its Pro Rata Share of the Aggregate Capital in respect of the Financial Institutions in such Financial Institution’s Purchaser Group at the LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Capital at the LIBO Rate are not available or (ii) the LIBO Rate does not accurately reflect the cost of acquiring or maintaining any portion of the Asset Portfolio or Capital at the LIBO Rate, then Agent or such Purchaser Agent, as applicable, shall suspend the availability of the LIBO Rate for the Financial Institutions in such Financial Institution’s Purchaser Group and require Seller to select the Alternate Base Rate for any Capital funded by the Financial Institutions in such Financial Institution’s Purchaser Group accruing Financial Institution Yield at the LIBO Rate.
(b) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Agent and the Seller may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (Chicago time) on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all Purchasers and the Seller so long as the Agent has not received, by such time, written notice of objection to such amendment from Purchasers comprising the Required Purchasers.
Any such amendment with respect to an Early Opt-in Election will become effective on the date that Purchasers comprising the Required Purchasers have delivered to the Agent written notice that such Required Purchasers accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 4.5 will occur prior to the applicable Benchmark Transition Start Date.
(c) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(d) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Seller and the Purchasers of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period.

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Any determination, decision or election that may be made by the Agent or Purchasers pursuant to this Section 4.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 4.5.
(e) Benchmark Unavailability Period. Upon the Sellers’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Seller may revoke any request for an Incremental Purchase to be made during any Benchmark Unavailability Period. During any Benchmark Unavailability Period, the Alternative Base Rate shall automatically apply for any Capital accruing at the LIBO Rate and any selection by the Seller of the LIBO Rate shall automatically be deemed to be a selection of the Alternative Base Rate.
Section 4.6 Extension of Scheduled Termination Date.
(a) Seller may request one or more 364-day extensions of the Scheduled Termination Date then in effect by giving written notice of such request to Agent (each such notice, an “Extension Notice”) at least 60 days prior to the Scheduled Termination Date then in effect. After Agent’s receipt of any Extension Notice, Agent shall promptly notify each Purchaser Agent of such Extension Notice. After Agent’s and each Purchaser Agent’s receipt of any Extension Notice, each Purchaser Agent shall promptly notify the Financial Institutions in such Purchaser Agent’s Purchaser Group of such Extension Notice. Each Financial Institution may, in its sole discretion, by a revocable notice (a “Consent Notice”) given to Agent and, if applicable, the Purchaser Agent in such Financial Institution’s Purchaser Group on or prior to the 30th day prior to the Scheduled Termination Date then in effect (such period from the date of the Extension Notice to such 30th day being referred to herein as the “Consent Period”), consent to such extension of such Scheduled Termination Date; provided, however, that, except as provided in Section 4.6(b), such extension shall not be effective with respect to any of the Financial Institutions if any one or more Financial Institutions: (i) notifies Agent and, if applicable, the Purchaser Agent in such Financial Institution’s Purchaser Group during the Consent Period that such Financial Institution either does not wish to consent to such extension or wishes to revoke its prior Consent Notice or (ii) fails to respond to Agent and, if applicable, the Purchaser Agent in such Financial Institution’s Purchaser Group within the Consent Period (each Financial Institution or its related Conduit, as the case may be, that does not wish to consent to such extension or wishes to revoke its prior Consent Notice of fails to respond to Agent and, if applicable, such Purchaser Agent within the Consent Period is herein referred to as a “Non-Renewing Financial Institution”). If none of the events described in the foregoing clauses (i) or (ii) occurs during the Consent Period and all Consent Notices have been received, then, the Scheduled Termination Date shall be irrevocably extended until the date that is 364 days after the Scheduled Termination Date then in effect. Agent shall promptly notify Seller of any Consent Notice or other notice received by Agent pursuant to this Section 4.6(a).
(b) Upon receipt of notice from Agent or, if applicable, a Purchaser Agent, pursuant to Section 4.6(a) of any Non-Renewing Financial Institution or that the

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Scheduled Termination Date has not been extended, one or more of the Financial Institutions (including any Non-Renewing Financial Institution) may proffer to Agent, the Conduit in such Non-Renewing Financial Institution’s Purchaser Group and, if applicable, the Purchaser Agent in such Non-Renewing Financial Institution’s Purchaser Group the names of one or more institutions meeting the criteria set forth in Section 12.1(b)(i) that are willing to accept assignments of and assume the rights and obligations under this Agreement and the other applicable Transaction Documents of the Non-Renewing Financial Institution. Provided the proffered name(s) are acceptable to Agent, the Conduit in such Non-Renewing Financial Institution’s Purchaser Group and, if applicable, the Purchaser Agent in such Non-Renewing Financial Institution’s Purchaser Group, Agent shall notify each Purchaser Agent and the remaining Financial Institutions in MUFG’s Purchaser Group of such fact and each Purchaser Agent shall notify the remaining Financial Institutions in such Purchaser Agent’s Purchaser Group of such fact, and the then existing Scheduled Termination Date shall be extended for an additional 364 days upon satisfaction of the conditions for an assignment in accordance with Section 12.1, and the Commitment of each Non-Renewing Financial Institution shall be reduced to zero. If the rights and obligations under this Agreement and the other applicable Transaction Documents of each Non-Renewing Financial Institution are not assigned as contemplated by this Section 4.6(b) (each such Non-Renewing Financial Institution or its related Conduit, as the case may be, whose rights and obligations under this Agreement and the other applicable Transaction Documents are not so assigned is herein referred to as a “Terminating Financial Institution”) and at least one Financial Institution is not a Non-Renewing Financial Institution, the then existing Scheduled Termination Date shall be extended for an additional 364 days; provided, however, that (i) the Purchase Limit shall be reduced on the Termination Date applicable to each Terminating Financial Institution by an aggregate amount equal to the Terminating Commitment Availability as of such date of each Terminating Financial Institution and shall thereafter continue to be reduced by amounts equal to any reduction in the Capital of any Terminating Financial Institution (after application of Collections pursuant to Sections 2.2 and 2.3), (ii) the Conduit Purchase Limit of each Conduit shall be reduced by the aggregate amount of the Terminating Commitment Amount of each Terminating Financial Institution in such Conduit’s Purchaser Group and (iii) the Commitment of each Terminating Financial Institution shall be reduced to zero on the Termination Date applicable to such Terminating Financial Institution. Upon reduction to zero of the Capital of a Terminating Financial Institution (after application of Collections thereto pursuant to Section 2.2 and 2.3), all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a “Financial Institution”; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to the Capital held by such Terminating Financial Institution prior to its termination as a Financial Institution. For the avoidance of doubt, each reference to a Financial Institution in the context of a Terminating Financial Institution shall be deemed to refer to the related Conduit if such Conduit continues to have Capital outstanding as a Terminating Financial Institution.
(c) Any requested extension of the Scheduled Termination Date may be approved or disapproved by a Financial Institution in its sole discretion. In the event that the Commitments are not extended in accordance with the provisions of this Section 4.6, the Commitment of each Financial Institution shall be reduced to zero on the Scheduled Termination

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Date. Upon reduction to zero of the Commitment of a Financial Institution and upon reduction to zero of the Capital of such Financial Institution, all rights and obligations of such Financial Institution hereunder shall be terminated and such Financial Institution shall no longer be a “Financial Institution”; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to the Capital held by such Financial Institution prior to its termination as a Financial Institution.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Section 5.1 Representations and Warranties of the Seller Parties. Each Seller Party hereby represents and warrants to Agent, the Purchaser Agents and the Purchasers, as to itself, as of the date hereof and as of the date of each Purchase that:
(a) Existence and Power. Such Seller Party is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of its state of organization. Such Seller Party is duly qualified to do business and is in good standing as a foreign entity, and has and holds all power, corporate or otherwise, and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified or to have and hold such governmental licenses, authorization, consents and approvals could not reasonably be expected to have a Material Adverse Effect.
(b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller’s use of the proceeds of Purchases made hereunder, are within its powers and authority, corporate or otherwise, and have been duly authorized by all necessary action, corporate or otherwise, on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.
(c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or organization, by-laws or limited liability company agreement (or equivalent governing documents), (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

RECEIVABLES PURCHASE AGREEMENT
(d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.
(e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party’s knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.
(f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(g) Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to Agent, the Purchaser Agents or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to Agent, the Purchaser Agents or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.
(h) Use of Proceeds. No proceeds of any Purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.
(i) Good Title. Immediately prior to each Purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s ownership interest in each Receivable, its Collections and the Related Security.
(j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each Purchase hereunder, transfer to Agent for the benefit of the Purchasers (and Agent for the benefit of the Purchasers shall acquire from Seller) a valid and perfected ownership of or first priority

RECEIVABLES PURCHASE AGREEMENT
perfected security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Agent’s (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections.
(k) Jurisdiction of Organization; Places of Business and Locations of Records. The principal places of business, jurisdiction of organization and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which Agent and each Purchaser Agent have been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 7.1(h) and/or Section 14.4(a) has been taken and completed. Such Seller party’s organizational number assigned to it by its jurisdiction of organization and such Seller Party’s Federal Employer Identification Number are correctly set forth on Exhibit III. Except as set forth on Exhibit III, such Seller Party has not, within a period of one year prior to the date hereof, (i) changed the location of its principal place of business or chief executive office or its organizational structure, (ii) changed its legal name, (iii) become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC in effect in the State of Minnesota) or (iv) changed its jurisdiction of organization. Seller is a Minnesota limited liability company and is a “registered organization” (within the meaning of Section 9-102 of the UCC in effect in the State of Minnesota).
(l) Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts at each Collection Bank and the post office box number of each Lock-Box are listed on Exhibit IV or have been provided to Agent and each Purchaser Agent in a written notice that complies with Section 7.2(b). Seller has not granted any Person, other than Agent as contemplated by this Agreement, dominion and control or “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box or Collection Account, or the right to take dominion and control or “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event. Each Seller Party has taken all steps necessary to ensure that Agent has “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over all Collection Accounts. No funds other than the proceeds of Receivables are deposited to the Collection Accounts.
(m) Material Adverse Effect. (i) The initial Servicer represents and warrants that since April 28, 2018, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since the Closing Date, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, (B) the ability of

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Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.
(n) Names. In the past five (5) years, Seller has not used any corporate or other names, trade names or assumed names other than the name in which it has executed this Agreement.
(o) Ownership of Seller. PDSI owns, directly or indirectly, 100% of the issued and outstanding membership units of Seller, free and clear of any Adverse Claim. Such membership units are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.
(p) Not an Investment Company. Such Seller Party is not and, after giving effect to the transactions contemplated hereby, will not be required to be registered as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any successor statute. Seller is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”). In determining that Seller is not a “covered fund” under the Volcker Rule, Seller is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5)(A) or (B) of the Investment Company Act and may also rely on other exemptions under the Investment Company Act.
(q) Compliance with Law. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.
(r) Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which Agent and each Purchaser Agent have been notified in accordance with Section 7.1(a)(vii) and receipt Agent’s and each Purchaser Agent’s consent to the extent referenced therein.
(s) Payments to Originators. With respect to each Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Federal Bankruptcy Code.

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(t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(u) Eligible Receivables. Each Receivable included in the Net Portfolio Balance as an Eligible Receivable was an Eligible Receivable on the date of its purchase by Seller under the Receivables Sale Agreement.
(v) Net Portfolio Balance. Seller has determined that, immediately after giving effect to each Purchase hereunder (including the initial Purchase on the date hereof), the Net Portfolio Balance equals or exceeds the sum of (i) the Aggregate Capital, plus (ii) the Required Reserves, in each case, at such time.
(w) Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.
(x) [Reserved].
(y) [Reserved].
(z) Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. None of (a) the Seller Parties or any of their respective Subsidiaries, Affiliates, directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the facility established hereby is a Sanctioned Person, (b) the Seller Parties nor any of their respective Subsidiaries is organized or resident in a Sanctioned Country, and (c) the Seller Parties has violated, been found in violation of or is under investigation by any governmental authority for possible violation of any Anti-Corruption Laws, Anti-Terrorism Laws or of any Sanctions. No proceeds received by any Seller Party or any of their respective Subsidiaries or Affiliates in connection with any Purchase will be used in any manner that will violate Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.
(aa) Policies and Procedures. Policies and procedures have been implemented and maintained by or on behalf of each of the Seller Parties that are designed to achieve compliance by the Seller Parties and their respective Subsidiaries, Affiliates, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions, and the Seller Parties and their respective Subsidiaries, Affiliates, officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the facility established hereby, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.

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(bb) Beneficial Ownership Rule. The Seller is an entity that is organized under the laws of the United States or of any State and at least 51 percent of whose common stock or analogous equity interest is owned by a Person whose common stock or analogous equity interests are listed on the New York Stock Exchange or the American Stock Exchange or have been designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of Legal Entity Customer as defined in the Beneficial Ownership Rule.
ARTICLE VI
CONDITIONS OF PURCHASES
Section 6.1 Conditions Precedent to Initial Purchase. The initial Purchase under this Agreement is subject to the conditions precedent that (a) Agent and each Purchaser Agent shall have received on or before the date of such Purchase those documents listed on Schedule B, (b) Agent, each Purchaser Agent and each Purchaser shall have received all fees and expenses required to be paid on or prior to such date pursuant to the terms of this Agreement and/or any Fee Letter, (c) Seller shall have marked its books and records with a legend satisfactory to Agent identifying Agent’s interest therein, (d) Agent and each Purchaser Agent shall have completed to its satisfaction a due diligence review of each Originator’s and Seller’s billing, collection and reporting systems and other items related to the Receivables and (e) each of the Purchasers shall have received the approval of its credit committee of the transactions contemplated hereby.
Section 6.2 Conditions Precedent to All Purchases. Each Incremental Purchase (including the initial Incremental Purchase) and Reinvestment shall be subject to the further conditions precedent that:
(a) in the case of each Incremental Purchase, Servicer shall have delivered to Agent and each Purchaser Agent on or prior to the date of such Incremental Purchase, in form and substance satisfactory to Agent and each Purchaser Agent, all Monthly Reports as and when due under Section 8.5;
(b) in the case of each Incremental Purchase, Agent and each Purchaser Agent shall have received a duly executed Purchase Notice and such other approvals, opinions or documents as Agent or any Purchaser Agent may reasonably request;
(c) in the case of each Reinvestment, after giving effect to such Reinvestment, the Servicer shall be holding in trust for the benefit of the Purchasers an amount of Collections sufficient to pay the sum of (i) all accrued and unpaid Servicing Fees, CP Costs, Financial Institution Yield, Broken Funding Costs and all other unpaid fees under any Fee Letter, in each case, through the date of such Reinvestment, (ii) the amount by which the Aggregate Capital exceeds the result of (x) the Net Portfolio Balance, minus (y) the Required Reserve and (iii) the amount of all other accrued and unpaid Obligations through the date of such Reinvestment; and

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(d) on the date of such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Purchase shall be deemed a representation and warranty by Seller that such statements are then true):
(i) the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Purchase as though made on and as of such date;
(ii) no event has occurred and is continuing, or would result from such Purchase, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Purchase, that would constitute a Potential Amortization Event;
(iii) the Aggregate Capital does not exceed the Purchase Limit and the Net Portfolio Balance equals or exceeds the sum of (i) the Aggregate Capital, plus (ii) the Required Reserves, in each case, both immediately before and after giving effect to such Purchase; and
(iv) the Facility Termination Date shall not have occurred.
ARTICLE VII
COVENANTS
Section 7.1 Affirmative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:
(a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to Agent and each Purchaser Agent:
(i) Annual Reporting. Within 90 days after the close of each of its respective fiscal years, (x) audited, unqualified consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for PDCo and its consolidated Subsidiaries for such fiscal year certified in a manner acceptable to Agent by independent public accountants acceptable to Agent and (y) unaudited balance sheets of Seller as at the close of such fiscal year and statements of income and retained earnings and a statement of cash flows for Seller for such fiscal year, all certified by its chief financial officer. Delivery within the time period specified above of PDCo’s annual report on Form 10-K for such fiscal year (together with PDCo’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934, as amended) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of clause (x) of this Section 7.1(a)(i), provided that the report of the independent public accountants contained therein is acceptable to Agent.

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(ii) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, unaudited balance sheets of PDCo as at the close of each such period and statements of income and retained earnings and a statement of cash flows for PDCo for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer. Delivery within the time period specified above of copies of PDCo’s quarterly report Form 10-Q for such fiscal quarter prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the foregoing requirements of this Section 7.1(a)(ii).
(iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by such Seller Party’s Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.
(iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of such Seller Party copies of all financial statements, reports and proxy statements so furnished.
(v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which PDCo, any Originator or any of their respective Subsidiaries files with the Securities and Exchange Commission.
(vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Agent, any Purchaser Agent (so long as Agent is copied on such communication) or any Purchaser (so long as each other Purchaser is copied on such communication), copies of the same.
(vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting Agent’s and each Purchaser Agent’s consent thereto.
(viii) Notices under Receivables Sale Agreement. Promptly upon its receipt of any notice received or delivered pursuant to any provision of the Receivables Sale Agreement, copies of the same.
(ix) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as Agent or any Purchaser Agent

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may from time to time reasonably request in order to protect the interests of Agent and the Purchasers under or as contemplated by this Agreement.
(b) Notices. Such Seller Party will notify Agent and each Purchaser Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
(i) Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.
(ii) Judgment and Proceedings. (1) The entry of any judgment or decree against Servicer or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Servicer and its Subsidiaries exceeds $1,000,000, (2) the institution of any litigation, arbitration proceeding or governmental proceeding against Servicer that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (3) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.
(iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.
(iv) Termination Date. The occurrence of the “Purchase Termination Date” or any “Purchase Termination Event” under and as defined in the Receivables Sale Agreement.
(v) Defaults Under Other Agreements. The occurrence of a material default or an event of default under any other financing arrangement pursuant to which such Seller Party is a debtor or an obligor which has a principal amount of $5,000,000 or more in the aggregate.
(vi) [Reserved].
(vii) Appointment of Independent Governor. The decision to appoint a new governor of Seller as the “Independent Governor” for purposes of this Agreement, such notice to be issued not less than ten (10) days prior to the effective date of such appointment and to certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Governor.”
(c) Compliance with Laws and Preservation of Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its legal existence, rights, franchises and privileges in the

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jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain any such rights, franchises or privileges or to so qualify could not reasonably be expected to have a Material Adverse Effect.
(d) Audits. Such Seller Party will furnish to Agent and each Purchaser Agent from time to time such information with respect to it and the Receivables as Agent or any Purchaser Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by Agent or any Purchaser Agent upon reasonable notice and at the sole cost of such Seller Party, permit Agent or any Purchaser Agent or any of their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Seller or Servicer having knowledge of such matters. Without limiting the foregoing, such Seller Party will, annually and prior to any Financial Institution renewing its Commitment hereunder, during regular business hours as requested by Agent or any Purchaser Agent upon reasonable notice and at the sole cost of such Seller Party, permit Agent or any Purchaser Agent or any of their respective agents or representatives, to conduct a follow-up audit.
(e) Keeping and Marking of Records and Books.
(i) Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable) and the identification and segregation of Excluded Receivables. Servicer will give Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.
(ii) Such Seller Party (A) has on or prior to the Closing Date, marked its master data processing records and other books and records relating to the Asset Portfolio with a legend, acceptable to Agent, describing the Asset Portfolio and (B) will, upon the request of Agent (x) mark each Contract with a legend describing the Asset Portfolio and (y) deliver to Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.
(f) Compliance with Contracts and Credit and Collection Policy. Such Seller Party will timely and fully (i) perform and comply with all provisions, covenants and

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other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.
(g) Performance and Enforcement of Receivables Sale Agreement. Seller will, and will require each Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of Agent and the Purchasers as assignees of Seller) under the Receivables Sale Agreement as Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.
(h) Ownership. Seller will take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as Agent may reasonably request), and (ii) establish and maintain, in favor of Agent, for the benefit of the Purchasers, a valid and perfected ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Agent’s (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Agent for the benefit of the Purchasers as Agent may reasonably request).
(i) Purchasers’ Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller’s identity as a legal entity that is separate from each Patterson Entity and their respective Affiliates. Therefore, from and after the Closing Date, Seller will take all reasonable steps, including, without limitation, all steps that Agent, any Purchaser Agent or any Purchaser may from time to time reasonably request, to maintain Seller’s identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of each Patterson Entity and any Affiliates thereof and not just a division of any Patterson Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

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(A) conduct its own business in its own name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of any Patterson Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller’s employees);
(B) compensate all employees, consultants and agents directly, from Seller’s own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of any Patterson Entity or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Seller and such Patterson Entity or such Affiliate, as applicable on a basis that reflects the services rendered to Seller and such Patterson Entity or such Affiliate, as applicable;
(C) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of any Patterson Entity or an Affiliate thereof, Seller will lease such office at a fair market rent;
(D) have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;
(E) conduct all transactions with each Patterson Entity and Servicer and their respective Affiliates strictly on an arm’s-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and any Patterson Entity or any Affiliate thereof on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;
(F) at all times have a Board of Governors consisting of three members, at least one member of which is an Independent Governor;
(G) observe all limited liability company formalities as a distinct entity, and ensure that all limited liability company actions relating to (1) the selection, maintenance or replacement of the Independent Governor, (2) the dissolution or liquidation of Seller or (3) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Governors (including the Independent Governor);
(H) maintain Seller’s books and records separate from those of each Patterson Entity and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of any Patterson Entity and any Affiliate thereof;
(I) prepare its financial statements separately from those of each Patterson Entity and insure that any consolidated financial statements of any Patterson Entity or any Affiliate thereof that include Seller, including any that are

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filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate legal entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;
(J) except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of any Patterson Entity or any Affiliate thereof and only maintain bank accounts or other depository accounts to which Seller alone (or Servicer in the performance of its duties hereunder) is the account party and from which Seller alone (or Servicer in the performance of its duties hereunder or Agent hereunder) has the power to make withdrawals;
(K) pay all of Seller’s operating expenses from Seller’s own assets (except for certain payments by any Patterson Entity or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));
(L) operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any Indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to the Originators thereunder for the purchase of Receivables from the Originators under the Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;
(M) maintain its articles of organization and bylaws in conformity with this Agreement, such that (1) it does not amend, restate, supplement or otherwise modify its articles of organization or bylaws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement; and (2) its articles of organization and bylaws, at all times that this Agreement is in effect, provides for not less than ten (10) days’ prior written notice to Agent of the replacement or appointment of any governor that is to serve as an Independent Governor for purposes of this Agreement and the condition precedent to giving effect to such replacement or appointment that Seller certify that the designated Person satisfied the criteria set forth in the definition herein of “Independent Governor” and Agent’s written acknowledgement that in its reasonable judgment the designated Person satisfies the criteria set forth in the definition herein of “Independent Governor”;
(N) maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement, the Performance Undertaking and the

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other Transaction Documents, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, the Performance Undertaking or any other Transaction Document, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement, the Performance Undertaking, or any other Transaction Document, or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of Agent and the Required Purchasers;
(O) maintain its legal separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;
(P) maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of membership units or payment of any subordinated Indebtedness or other liabilities which would cause the Required Capital Amount to cease to be so maintained; and
(Q) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion(s) issued by Briggs and Morgan, P.A., as counsel for Seller, in connection with the Transaction Documents (as such opinion(s) may be brought down or replaced from time to time), relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.
(j) Collections. Such Seller Party will cause (1) all ACH Receipts to be deposited immediately to a Collection Account and all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to any Seller Party or any Affiliate of any Seller Party, such Seller Party will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within one (1) Business Day following receipt thereof, and, at all times prior to such remittance, such Seller Party or Affiliate will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Agent and the Purchasers. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control or establish “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Agent as contemplated by this Agreement. With respect to each Collection Account, each Seller Party shall take all steps necessary to ensure that Agent

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has “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over each such Collection Account.
(k) Taxes. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of any Conduit, Agent or any Financial Institution.
(l) Insurance. Seller will maintain in effect, or cause to be maintained in effect, at Seller’s own expense, such casualty and liability insurance as Seller shall deem appropriate in its good faith business judgment. Agent, for the benefit of the Purchasers, shall be named as an additional insured with respect to all such liability insurance maintained by Seller. Seller will pay or cause to be paid, the premiums therefor and deliver to Agent evidence satisfactory to Agent of such insurance coverage. Copies of each policy shall be furnished to Agent and any Purchaser in certificated form upon Agent’s or such Purchaser’s request. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, Seller’s obligations hereunder.
(m) Payments to Originators. With respect to any Receivable purchased by Seller from any Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.
(n) Federal Assignment of Claims Act; Etc. If requested by the Agent following the occurrence of an Amortization Event, prepare and make any filings under the Federal Assignment of Claims Act (or any other similar applicable law) with respect to Government Receivables, that are necessary or desirable in order for the Agent to enforce such Government Receivable against the Obligor thereof.
(o) Product Return Estimate. Include in each Monthly Report delivered to Agent and each Purchaser Agent, the Product Return Estimate for the then outstanding Receivables as of the Cut-Off Date for the prior Fiscal Month, including the specific amounts related to each applicable Obligor. The Product Return Estimate shall be calculated by the Servicer, on behalf of the Seller, in the ordinary course based on the Dilution then expected to occur with respect to the then outstanding Receivables solely as a result of product returns and as reasonably determined by the Servicer. Additionally, the Servicer shall deliver such other information and reports reasonably requested by the Agent or any Purchaser Agent with respect to the Product Return Estimate, including a comparison of the Product Return Estimate to the actual Dilution with respect to product returns, in form and substance reasonably satisfactory to the Agent.
(p) Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Such Seller Party will cause policies and procedures to be maintained and enforced by or on behalf of such Seller Party that are designed to promote and achieve compliance, by the Seller Parties and

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each of their Subsidiaries, Affiliates and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.
(q) Beneficial Ownership Rule. Promptly following any change that would result in a change to the status of the Seller as an excluded “Legal Entity Customer” under the Beneficial Ownership Rule, the Seller shall execute and deliver to the Agent a Certification of Beneficial Owner(s) complying with the Beneficial Ownership Rule, in form and substance reasonably acceptable to the Agent.
Section 7.2 Negative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:
(a) Name Change, Offices and Records. Such Seller Party will not change its name, jurisdiction of organization, identity or organizational structure (within the meaning of Sections 9-503 and/or 9-507 of the UCC of all applicable jurisdictions) or relocate its chief executive office, principal place of business or any office where Records are kept unless it shall have: (i) given Agent and each Purchaser Agent at least forty-five (45) days’ prior written notice thereof and (ii) delivered to Agent all financing statements, instruments, opinions and other documents requested by Agent and each Purchaser Agent in connection with such change or relocation; provided, however, that the Seller shall not change its jurisdiction of organization without the prior written consent of the Agent.
(b) Change in Payment Instructions to Obligors. Except as may be required by Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Agent and each Purchaser Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.
(c) Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not make any change to the Credit and Collection Policy that could adversely affect the collectability of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), Servicer will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.
(d) Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign

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any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Agent and the Purchasers provided for herein), and Seller will defend the right, title and interest of Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or any Originator. Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, the financing or lease of which gives rise to any Receivable.
(e) Net Portfolio Balance. At no time prior to the Amortization Date shall Seller permit the Net Portfolio Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Required Reserves, in each case, at such time.
(f) Termination Date Determination. Seller will not designate the Purchase Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to any Originator in respect thereof, without the prior written consent of Agent and each Purchaser Agent, except with respect to the occurrence of such Purchase Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.
(g) Restricted Junior Payments. From and after the occurrence of any Amortization Event, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to meet its obligations set forth in Section 7.2(e).
(h) Collections. No Seller Party will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Collection Account cash or cash proceeds other than Collections. Except as may be required by Agent pursuant to the last sentence of Section 8.2(b), no Seller Party will deposit or otherwise credit, or cause or permit to be so deposited or credited, any Collections or proceeds thereof to any lock-box account or to any other account not covered by a Collection Account Agreement.
(i) Change in Product Return Estimate. The Servicer will not make any material change in the methodology used to calculate the Product Return Estimate without the prior written consent of the Agent and each Purchaser Agent.
(j) Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.  No Seller Party will request any Purchase, and shall procure that its respective Subsidiaries, Affiliates, directors, officers, employees and agents shall not use, the proceeds of any Purchase (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any Person under any applicable Sanctions or result in the violation of any Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.
(k) Evading and Avoiding. No Seller Party will engage in, or permit any of its Subsidiaries, Affiliates or any director, officer, employee, agent or other Person acting

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on behalf of such Seller Party or any of its Subsidiaries in any capacity in connection with or directly benefitting from the Agreement to engage in, or to conspire to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.
ARTICLE VIII
ADMINISTRATION AND COLLECTION
Section 8.1 Designation of Servicer. (a) The servicing, administration and collection of the Receivables on behalf of Agent and the Purchasers shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. PDSI is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer for Agent and the Purchasers pursuant to the terms of this Agreement. Agent (on behalf of the Purchasers) may, and at the direction of the Required Purchasers shall, at any time following the occurrence of an Amortization Event designate as Servicer any Person to succeed PDSI or any successor Servicer.
(b) Without the prior written consent of Agent and the Required Purchasers, PDSI shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) an Originator (with respect to Receivables originated by such Originator), (ii) Seller and (iii) with respect to certain Charged-Off Receivables, outside collection agencies and lawyers in accordance with its customary practices. None of Seller or any Originator shall be permitted to further delegate to any other Person any of the duties or responsibilities of Servicer delegated to it by PDSI. If at any time Agent shall designate as Servicer any Person other than PDSI, all duties and responsibilities theretofore delegated by PDSI to Seller and any Originator may, at the discretion of Agent, be terminated forthwith on notice given by Agent to PDSI and to Seller.
(c) Notwithstanding the foregoing subsection (b), (i) PDSI shall be and remain primarily liable to Agent, the Purchaser Agents and the Purchasers for the full and prompt performance of all duties and responsibilities of Servicer hereunder and (ii) Agent, the Purchaser Agents and the Purchasers shall be entitled to deal exclusively with PDSI in matters relating to the discharge by Servicer of its duties and responsibilities hereunder. Agent, the Purchaser Agents and the Purchasers shall not be required to give notice, demand or other communication to any Person other than PDSI in order for communication to Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. PDSI, at all times that it is Servicer, shall be responsible for providing any sub-servicer or other delegate of Servicer with any notice given to Servicer under this Agreement.
Section 8.2 Duties of Servicer. (a) Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

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(b) Servicer will instruct all Obligors to pay all Collections either (i) directly to a Collection Account by means of an automatic electronic funds transfer, wire transfer or otherwise or (ii) directly to a Lock-Box. Servicer shall cause any payments made by means of automatic electronic funds transfer to be deposited directly into a Collection Account from each Obligor’s relevant account. Servicer shall effect a Collection Account Agreement with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date Agent delivers a Collection Notice to any Collection Bank pursuant to Section 8.3, Agent may request that Servicer, and Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new lock-box or depositary account specified by Agent and, at all times thereafter, Seller and Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new lock-box, post office box or depositary account any cash or payment item other than Collections.
(c) Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. Servicer shall set aside and hold in trust for the benefit of the Purchasers, the Collections in accordance with Article II. Servicer shall, upon the request of Agent, segregate, in a manner acceptable to Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of Servicer or Seller prior to the remittance thereof in accordance with Article II. If Servicer shall be required to segregate Collections pursuant to the preceding sentence, Servicer shall segregate and deposit with a bank designated by Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.
(d) Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Defaulted Receivable or Charged-Off Receivable or limit the rights of Agent, the Purchaser Agents or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, Agent shall have the absolute and unlimited right to direct Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.
(e) Servicer shall hold in trust for Agent on behalf of the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of Agent, deliver or make available to Agent all such Records, at a place selected by Agent. Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. Servicer shall, from time to time at the request of any Purchaser,

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furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.
(f) Any payment by an Obligor in respect of any Indebtedness or other liability owed by it to the applicable Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.
Section 8.3 Collection Notices. Agent is authorized at any time after the occurrence of an Amortization Event to date and to deliver to the Collection Banks the Collection Notices. Seller hereby transfers to Agent for the benefit of the Purchasers, effective when Agent delivers such notices, the dominion and control and “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of each Lock-Box, each Collection Account and the amounts on deposit therein. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes Agent, and agrees that Agent shall be entitled to (i) endorse Seller’s name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of Agent rather than Seller.
Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by Agent, the Purchaser Agents and the Purchasers of their rights hereunder shall not release Servicer, any Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.
Section 8.5 Reports. Servicer shall prepare and forward to Agent and each Purchaser Agent (i) three Business Days prior to each Settlement Date and at such times as Agent or any Purchaser Agent shall request, a Monthly Report and (ii) at such times as Agent or any Purchaser Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables. Unless otherwise requested by Agent or any Purchaser Agent, all computations in such Monthly Report shall be made as of the close of business on the last day of the Accrual Period preceding the date on which such Monthly Report is delivered.
Section 8.6 Servicing Fees. In consideration of PDSI’s agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as PDSI shall continue to perform as Servicer hereunder, PDSI shall be paid a fee (the “Servicing Fee“) in accordance with the priority of payments set forth in Sections 2.2(b) and 2.3, as applicable, on the 19th calendar day of each month (or, if such day is not a Business Day, then the next Business Day thereafter), in arrears for the immediately preceding Fiscal Month, equal to the Servicing Fee Rate of the average Net Portfolio Balance during such period, as compensation for its servicing activities.

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ARTICLE IX
AMORTIZATION EVENTS
Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an “Amortization Event”:
(a) Any Seller Party shall fail (i) to make any payment or deposit required hereunder when due, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a) and Section 9.1(e)) or any other Transaction Document and such failure shall continue for seven (7) consecutive Business Days.
(b) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made.
(c) Failure of Seller to pay any Indebtedness when due or the failure of any other Seller Party to pay Indebtedness when due in excess of $10,000,000; or the default by any Seller Party in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any Seller Party shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.
(d) (i) Any Seller Party, the Performance Provider or any of their respective Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Seller Party, the Performance Provider or any of their respective Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, and solely in the case of Servicer and the Performance Provider and a proceeding instituted against (and not by) such Person, such proceeding is not dismissed within 60 days; or (iii) any Seller Party, the Performance Provider or any of their respective Subsidiaries shall take any corporate or other action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).
(e) Seller shall fail to comply with the terms of Section 2.6.
(f) As at the end of any Fiscal Month:

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(i) the average of the Losses-to-Liquidation Ratio for such Fiscal Month and each of the two immediately preceding Fiscal Months shall exceed 1.0%,
(ii) the average of the Default Ratio for such Fiscal Month and each of the two immediately preceding Fiscal Months shall exceed 4.5%, or
(iii) the average of the Dilution Ratio for such Fiscal Month and each of the two immediately preceding Fiscal Months shall exceed 5.0%,
(g) A Change of Control shall occur.
(h) [Reserved].
(i) (i) One or more final judgments for the payment of money shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $10,000,000, individually or in the aggregate, shall be entered against Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution.
(j) The “Purchase Termination Date” or any “Purchase Termination Event” under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement; or Seller shall for any reason cease to purchase, or cease to have the legal capacity to purchase, or otherwise be incapable of accepting Receivables from any Originator under the Receivables Sale Agreement.
(k) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or Agent for the benefit of the Purchasers shall cease to have a valid and perfected ownership or first priority perfected security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.
(l) [Reserved].
(m) [Reserved].
(n) As determined commencing with fiscal quarter ending January 27, 2018, PDCo’s Leverage Ratio shall exceed the applicable amount set forth in Section 6.20 of the Credit Agreement as of any applicable period(s) or date(s) set forth in Section 6.20 of the Credit Agreement.

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(o) Performance Provider shall fail to perform or observe any term, covenant or agreement required to be performed by it under the Performance Undertaking, or the Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Provider, or Performance Provider shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.
(p) As determined commencing with fiscal quarter ending July 28, 2018, PDCo’s Interest Expense Coverage Ratio shall be less than the applicable amount set forth in Section 6.21 of the Credit Agreement as of any applicable period(s) or date(s) set forth in Section 6.21 of the Credit Agreement.
(q) Any Person shall be appointed as an Independent Governor of Seller without prior notice thereof having been given to Agent in accordance with Section 7.1(b)(vii) or without the written acknowledgement by Agent that such Person conforms, to the satisfaction of Agent, with the criteria set forth in the definition herein of “Independent Governor.”
(r) Seller shall fail to pay in full all of its Obligations to Agent and the Purchasers hereunder and under each other Transaction Document on or prior to the Legal Maturity Date.
Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, Agent may, or upon the direction of the Required Purchasers shall, take any of the following actions: (i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code or under any other applicable bankruptcy, insolvency, arrangement, moratorium or similar laws of any other jurisdiction (foreign or domestic), the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks and (v) notify Obligors of the Purchasers’ interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of Agent, the Purchaser Agents and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.
ARTICLE X
INDEMNIFICATION

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Section 10.1 Indemnities by The Seller Parties. Without limiting any other rights that Agent, any Purchaser Agent, any Funding Source, any Purchaser or any of their respective Affiliates may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) Agent, each Purchaser Agent, each Funding Source, each Purchaser and their respective Affiliates, successors, assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of any Indemnified Party) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement, or the use of the proceeds of any Purchase hereunder, or the acquisition, funding or ownership either directly or indirectly, by any Indemnified Party of an interest in the Asset Portfolio, Receivables, or any Receivable or any Contract or any Related Security, or any action or inaction of any Seller Party, and (B) Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of Servicer’s activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):
(x) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;
(y) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or
(z) taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of the Asset Portfolio as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;
provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller shall indemnify each Indemnified Party for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or Servicer) relating to or resulting from:
(i) any representation or warranty made by any Seller Party, any Originator or Performance Provider (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other

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information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
(ii) the failure by Seller, Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;
(iii) any failure of Seller, Servicer, any Originator or Performance Provider to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;
(iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;
(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;
(vi) the commingling of Collections of Receivables at any time with other funds (including collections of Excluded Receivables);
(vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of a Purchase, the ownership of the Asset Portfolio (or any portion thereof) or any other investigation, litigation or proceeding relating to Seller, Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
(viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;
(ix) any Amortization Event described in Section 9.1(d);
(x) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of, any Receivable and the Related Security and Collections with respect thereto from any Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent

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value to any Originator under the Receivables Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;
(xi) any failure to vest and maintain vested in Agent for the benefit of the Purchasers, or to transfer to Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, or a valid and perfected first priority security interest in, the Asset Portfolio, free and clear of any Adverse Claim (except as created by the Transaction Documents);
(xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Purchase or at any subsequent time;
(xiii) any action or omission by any Seller Party which reduces or impairs the rights of Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;
(xiv) any attempt by any Person to void any Purchase under statutory provisions or common law or equitable action;
(xv) the failure of any Receivable included in the calculation of the Net Portfolio Balance as an Eligible Receivable to be an Eligible Receivable at the time so included; and
(xvi) any civil penalty or fine assessed by OFAC or any other governmental authority administering any Anti-Terrorism Law, Anti-Corruption Law or Sanctions, and all reasonable costs and expenses (including reasonable documented legal fees and disbursements) incurred in connection with defense thereof by, any Indemnified Party in connection with the Transaction Documents as a result of any action of the Seller or any of its respective Affiliates.
Section 10.2 Increased Cost and Reduced Return. (a) If any Regulatory Change (i) subjects any Purchaser or any Funding Source to any charge or withholding on or with respect to any Funding Agreement or this Agreement or a Purchaser’s or Funding Source’s obligations under a Funding Agreement or this Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Purchaser or any Funding Source of any amounts payable under any Funding Agreement or this Agreement (except for changes in the rate of tax on the overall net income of a Purchaser or Funding Source or taxes excluded by Section 10.1) or (ii) imposes, modifies or deems applicable any reserve, assessment, fee, tax, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of a Funding Source or a Purchaser, or credit extended by a Funding Source or a Purchaser pursuant to a Funding Agreement or this Agreement or (iii) imposes any other condition the result of which is to increase the cost to a Funding Source or a Purchaser of

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performing its obligations under a Funding Agreement or this Agreement, or to reduce the rate of return on a Funding Source’s or Purchaser’s capital as a consequence of its obligations under a Funding Agreement or this Agreement, or to reduce the amount of any sum received or receivable by a Funding Source or a Purchaser under a Funding Agreement or this Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by Agent, Seller shall pay to Agent, for the benefit of the relevant Funding Source or Purchaser, such amounts charged to such Funding Source or Purchaser or such amounts to otherwise compensate such Funding Source or such Purchaser for such increased cost or such reduction.
(b) A certificate of the applicable Purchaser or Funding Source setting forth the amount or amounts necessary to compensate such Purchaser or Funding Source pursuant to paragraph (a) of this Section 10.2 shall be delivered to Seller and shall be conclusive absent manifest error.
(c) If any Purchaser or any Funding Source has or anticipates having any claim for compensation from Seller pursuant to clause (iii) of the definition of Regulatory Change, and such Purchaser or Funding Source believes that having the Facility publicly rated by one credit rating agency would reduce the amount of such compensation by an amount deemed by such Purchaser or Funding Source to be material, such Purchaser or Funding Source shall provide written notice to Seller and Servicer (a “Ratings Request”) that such Purchaser or Funding Source intends to request a public rating of the Facility from one credit rating agency selected by such Purchaser or Funding Source and reasonably acceptable to Seller, of at least AA equivalent (the “Required Rating“). Seller and Servicer agree that they shall cooperate with such Purchaser’s or Funding Source’s efforts to obtain the Required Rating, and shall provide the applicable credit rating agency (either directly or through distribution to Agent, Purchaser or Funding Source), any information requested by such credit rating agency for purposes of providing and monitoring the Required Rating. Seller shall pay the initial fees payable to the credit rating agency for providing the rating and all ongoing fees payable to the credit rating agency for their continued monitoring of the rating. Nothing in this Section 10.2(c) shall preclude any Purchaser or Funding Source from demanding compensation from Seller pursuant to Section 10.2(a) hereof at any time and without regard to whether the Required Rating shall have been obtained, or shall require any Purchaser or Funding Source to obtain any rating on the Facility prior to demanding any such compensation from Seller.
Section 10.3 Other Costs and Expenses. Seller shall reimburse Agent, each Purchaser Agent and each Conduit on demand for all costs and out-of-pocket expenses in connection with the preparation, negotiation, arrangement, execution, delivery, enforcement and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of any Conduit’s auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of legal counsel for any Conduit, any Purchaser Agent and/or Agent (which such counsel may be employees of any Conduit, any Purchaser Agent or Agent) with respect thereto and with respect to advising any Conduit, any Purchaser Agent and/or Agent as to their respective rights and remedies under this Agreement. Seller shall reimburse Agent and each Purchaser Agent on

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demand for any and all costs and expenses of Agent, the Purchaser Agents and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event. Seller shall reimburse each Conduit on demand for all other costs and expenses incurred by such Conduit (“Other Costs”), including, without limitation, the cost of auditing such Conduit’s books by certified public accountants, the cost of rating the Commercial Paper of such Conduit by independent financial rating agencies, and the reasonable fees and out-of-pocket expenses of counsel for such Conduit or any counsel for any shareholder of such Conduit with respect to advising such Conduit or such shareholder as to matters relating to such Conduit’s operations.
Section 10.4 Allocations. Each Conduit shall allocate the liability for Other Costs among Seller and other Persons with whom such Conduit has entered into agreements to purchase interests in receivables (“Other Sellers”). If any Other Costs are attributable to Seller and not attributable to any Other Seller, Seller shall be solely liable for such Other Costs. However, if Other Costs are attributable to Other Sellers and not attributable to Seller, such Other Sellers shall be solely liable for such Other Costs. All allocations to be made pursuant to the foregoing provisions of this Article X shall be made by the applicable Conduit in its sole and absolute discretion and shall be binding on Seller and Servicer.
Section 10.5 Accounting Based Consolidation Event. Upon demand by Agent, Seller shall pay to Agent, for the benefit of the relevant Funding Source, such amounts as such Funding Source reasonably determines will compensate or reimburse such Funding Source for any (i) fee, expense or increased cost charged to, incurred or otherwise suffered by such Funding Source, (ii) reduction in the rate of return on such Funding Source’s capital or reduction in the amount of any sum received or receivable by such Funding Source or (iii) internal capital charge or other imputed cost determined by such Funding Source to be allocable to Seller or the transactions contemplated in this Agreement, in each case resulting from or in connection with the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of the Conduit, that are subject to this Agreement or any other Transaction Document with all or any portion of the assets and liabilities of a Funding Source. Amounts under this Section 10.5 may be demanded at any time without regard to the timing of issuance of any financial statement by the Conduit or by any Funding Source. A certificate of the Funding Source setting forth the amount or amounts necessary to compensate such Funding Source pursuant to this Section 10.5 shall be delivered to Seller and shall be conclusive absent manifest error. Seller shall pay such Funding Source the amount as due on any such certificate on the next Settlement Date following receipt of such notice.
Section 10.6 Required Rating. Agent shall have the right at any time to request that a public rating of the Facility of at least the Required Rating be obtained from one credit rating agency acceptable to Agent. Each of Seller and Servicer agree that they shall cooperate with Agent’s efforts to obtain the Required Rating, and shall provide Agent, for distribution to the applicable credit rating agency, any information requested by such credit rating agency for purposes of providing the Required Rating. Any Ratings Request shall be in writing, and if the

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Required Rating is not obtained within 60 days following the date of such Ratings Request (unless the failure to obtain the Required Rating is solely the result of Agent’s failure to provide the credit rating agency with sufficient information to permit the credit rating agency to perform their analysis, and is not the result of Seller or Servicer’s failure to cooperate or provide sufficient information to Agent), (i) upon written notice by Agent to Seller, the Amortization Date shall occur, and (ii) outstanding Capital shall thereafter incur the Default Fee and costs associated with obtaining the Required Rating hereunder shall be paid by Seller or Servicer.
ARTICLE XI
AGENT
Section 11.1 Authorization and Action. Each Purchaser hereby designates and appoints MUFG to act as its agent hereunder and under each other Transaction Document, and authorizes Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for Agent. In performing its functions and duties hereunder and under the other Transaction Documents, Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any Purchaser Agent or any of such Seller Party’s or Purchaser Agent’s successors or assigns. Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes Agent to authorize and file each of the Uniform Commercial Code financing or continuations statements (and amendments thereto and assignments or terminations thereof) on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).
Section 11.2 Delegation of Duties. Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 11.3 Exculpatory Provisions. Neither Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or

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provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the ownership, perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless Agent has received notice from Seller or a Purchaser.
Section 11.4 Reliance by Agent. Agent and each Purchaser Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Seller Party), independent accountants and other experts selected by Agent. Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Purchasers or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until Agent shall have received such advice, Agent may take or refrain from taking any action, as Agent shall deem advisable and in the best interests of the Purchasers. Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Purchasers or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.
Section 11.5 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by Agent. Each Purchaser represents and warrants to Agent that it has and will, independently and without reliance upon Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of each Seller Party and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.
Section 11.6 Reimbursement and Indemnification. Each Financial Institution and each Purchaser Agent agrees to reimburse and indemnify Agent and its officers, directors, employees, representatives and agents ratably based on the ratio of each such indemnifying Financial Institution’s Commitment to the aggregate Commitment (or, in the case of an indemnifying Purchaser Agent, ratably based on the Commitment(s) of each Financial Institution

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in such Purchaser Agent’s Purchaser Group to the aggregate Commitment), to the extent not paid or reimbursed by Seller Parties (i) for any amounts for which Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.
Section 11.7 Agent in its Individual Capacity. Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Seller Party or any Affiliate of any Seller Party as though Agent were not Agent hereunder. With respect to the acquisition of the Asset Portfolio on behalf of the Purchasers pursuant to this Agreement, Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not Agent, and the terms “Financial Institution,” “Related Financial Institution,” “Purchaser,” “Financial Institutions,” “Related Financial Institutions” and “Purchasers” shall include Agent in its individual capacity.
Section 11.8 Successor Agent. Agent may, upon 10 Business Days’ notice to Seller and the Purchasers, and Agent will, upon the direction of all of the Purchasers (other than Agent, in its individual capacity) resign as Agent. If Agent shall resign, then the Required Purchasers during such five-day period shall appoint from among the Purchasers and the Purchaser Agents a successor agent. If for any reason no successor Agent is appointed by the Required Purchasers during such five-day period, then effective upon the termination of such five-day period, the Purchasers shall perform all of the duties of Agent hereunder and under the other Transaction Documents and Seller and Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.
ARTICLE XII
ASSIGNMENTS; PARTICIPATIONS
Section 12.1 Assignments. (a) (I) Seller, Servicer, Agent, each Purchaser Agent and each Purchaser hereby agree and consent to the complete or partial assignment by any Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to any Funding Source pursuant to any Funding Agreement or to any other Person, and upon such assignment, such Conduit shall be released from its obligations so assigned; provided, however, that no Conduit shall transfer, sell or assign its rights in all or any part of the Asset Portfolio at any time prior to the Amortization Date unless the RPA Deferred Purchase Price allocable to the Asset Portfolio (or such relevant portion thereof), as determined by Agent to be allocable to such assigned interest on a pro rata basis, has been paid in full or is being assumed by the applicable transferee. Further, Seller, Servicer, Agent, each Purchaser Agent and each Purchaser hereby agree that any assignee of any Conduit of this Agreement or of all or any

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portion of the Asset Portfolio of any Conduit shall have all of the rights and benefits under this Agreement as if the term “Conduit” explicitly referred to and included such party (provided that (i) the Capital of any such assignee that is a Conduit or a commercial paper conduit shall accrue CP Costs based on such Conduit’s Conduit Costs or on such commercial paper conduit’s cost of funds, respectively, and (ii) the Capital of any other such assignee shall accrue Financial Institution Yield pursuant to Section 4.1), and no such assignment shall in any way impair the rights and benefits of any Conduit hereunder.
(II) Neither Seller nor Servicer shall have the right to assign its rights or obligations under this Agreement; provided, however, that Seller may assign its right to receive the RPA Deferred Purchase Price or any portion thereof, which right shall be freely assignable by Seller without the consent of Agent, any Purchaser or any Purchaser Agent so long as no Amortization Event has occurred that has not been waived in accordance with the terms hereof and the Amortization Date has not occurred, upon prior written notice of such assignment to Agent; provided, that the related assignee has agreed, in a writing in form and substance reasonably satisfactory to Agent, to (i) all of the terms and conditions hereunder in respect of payment of the RPA Deferred Purchase Price (including Section 2.7(b)), (ii) a non-petition clause in favor of each of Seller and each Conduit in substantially the form of Section 14.6 and (iii) a limitation on payment clause in favor of Agent and each Purchaser in substantially the form of Section 2.7(b).
(b) Any Financial Institution may at any time and from time to time assign to one or more Persons (“Purchasing Financial Institutions”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the “Assignment Agreement”) executed by such Purchasing Financial Institution and such selling Financial Institution; provided, however, that no Financial Institution shall transfer, sell or assign its rights in all or any part of the Asset Portfolio at any time prior to the Amortization Date unless the RPA Deferred Purchase Price allocable to the Asset Portfolio (or such relevant portion thereof), as determined by Agent to be allocable to such assigned interest on a pro rata basis, has been paid in full or is being assumed by the applicable transferee. The consent of the Conduit in such selling Financial Institution’s Purchaser Group shall be required prior to the effectiveness of any such assignment. Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s and (ii) agree to deliver to Agent, promptly following any request therefor by Agent or the Conduit in such selling Financial Institution’s Purchaser Group, an enforceability opinion in form and substance satisfactory to Agent and such Conduit. Upon delivery of the executed Assignment Agreement to Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution (including, without limitation, the applicable obligations of a Related Financial Institution) under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers, the Purchaser Agents or Agent shall be required.
(c) Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s (an

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“Affected Financial Institution”), such Affected Financial Institution shall be obliged, at the request of the Conduit in such Affected Financial Institution’s Purchaser Group or Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution in such Affected Financial Institution’s Purchaser Group or (y) another funding entity nominated by Agent and acceptable to the Conduit in such Affected Financial Institution’s Purchaser Group, and willing to participate in this Agreement through the Scheduled Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution’s Pro Rata Share of the Aggregate Capital and Financial Institution Yield owing to the Financial Institutions in such Affected Financial Institution’s Purchaser Group and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Asset Portfolio of the Financial Institutions in such Affected Financial Institution’s Purchaser Group; provided, further, that, if such assignment occurs at any time prior to the Amortization Date, the Affected Financial Institution shall (x) pay in full or (y) provide that the related Assignment Agreement requires the assignee to assume, the RPA Deferred Purchase Price allocable to the Asset Portfolio (or such relevant portion thereof), as determined by Agent to be allocable to such assigned interest on a pro rata basis.
Section 12.2 Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”) participating interests in its Pro Rata Share portion of the Asset Portfolio of the Financial Institutions in such Financial Institution’s Purchaser Group or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution’s rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and each Seller Party, each Conduit, each other Financial Institution, each Purchaser Agent and Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution’s rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).
Section 12.3 Federal Reserve. Notwithstanding any other provision of this Agreement to the contrary, any Financial Institution may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, its portion of the Asset Portfolio and any rights to payment of Capital and Financial Institution Yield) under this Agreement to secure obligations of such Financial Institution to a Federal Reserve Bank, without notice to or consent of Seller or Agent; provided that no such pledge or grant of a security interest shall release a Financial Institution from any of its obligations hereunder, or substitute any such pledgee or grantee for such Financial Institution as a party hereto.
Section 12.4 Collateral Trustee. Notwithstanding any other provision of this Agreement to the contrary, any Conduit may at any time pledge or grant a security interest in all

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or any portion of its rights (including, without limitation, its portion of the Asset Portfolio and any rights to payment of Capital and CP Costs) under this Agreement to secure obligations of such Conduit to a collateral trustee or security trustee under its Commercial Paper program, without notice to or consent of Seller or Agent; provided that no such pledge or grant of a security interest shall release a Conduit from any of its obligations hereunder, or substitute any such pledgee or grantee for such Conduit as a party hereto.
ARTICLE XIII
PURCHASER AGENTS
Section 13.1 Purchaser Agents. Each Purchaser Group may (but is not required to) designate and appoint a “Purchaser Agent” hereunder which Purchaser Agent shall become a party to this Agreement and shall authorize such Purchaser Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Purchaser Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. Unless otherwise notified in writing to the contrary by the applicable Purchaser, Agent and the Seller Parties shall provide all notices and payments specified to be made by Agent or any Seller Party to a Purchaser hereunder to such Purchaser’s Purchaser Agent, if any, for the benefit of such Purchaser, instead of to such Purchaser. Each Purchaser Agent may perform any of the obligations of, or exercise any of the rights of, any member of its Purchaser Group and such performance or exercise shall constitute performance of the obligations of, or exercise of the rights of, such member hereunder. In performing its functions and duties hereunder and under the other Transaction Documents, each Purchaser Agent shall act solely as agent for the Purchasers in such Purchaser Agent’s Purchaser Group and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any other Purchaser or any Seller Party or any of such Purchaser’s or Seller Party’s successors or assigns. The appointment and authority of each Purchaser Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each member of MUFG’s Purchaser Group hereby designates MUFG, and MUFG hereby agrees to perform the duties and obligations of, such Purchaser Group’s Purchaser Agent. Each member of Wells Fargo’s Purchaser Group hereby designates Wells Fargo, and Wells Fargo hereby agrees to perform the duties and obligations of, such Purchaser Group’s Purchaser Agent.
ARTICLE XIV
MISCELLANEOUS
Section 14.1 Waivers and Amendments. (a) No failure or delay on the part of Agent, any Purchaser Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

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(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). Each Conduit, Seller, each Purchaser Agent and Agent, at the direction of the Required Purchasers, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:
(i) without the consent of each affected Purchaser, (A) extend the Scheduled Termination Date or the date of any payment or deposit of Collections by Seller or Servicer, (B) reduce the rate or extend the time of payment of Financial Institution Yield or any CP Costs (or any component of Financial Institution Yield or CP Costs), (C) reduce any fee payable to Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution’s Pro Rata Share, any Conduit’s Pro Rata Share, any Financial Institution’s Commitment or any Conduit’s Conduit Purchase Limit (other than, to the extent applicable in each case, pursuant to Section 4.6 or the terms of any Funding Agreement), (E) amend, modify or waive any provision of the definition of Required Purchasers, Section 4.6, this Section 14.1(b) or Section 14.6, (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Eligible Receivable,” “Excess Concentration” “Required Reserves,” “Net Portfolio Balance” “Servicing Fee Rate” or “RPA Deferred Purchase Price” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or
(ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.
Notwithstanding the foregoing, (i) without the consent of the Purchasers, but with the consent of Seller, Agent may amend this Agreement solely to add additional Persons as Financial Institutions, Conduits and/or Purchaser Agents hereunder and (ii) Agent, the Required Purchasers and each Conduit may enter into amendments to modify any of the terms or provisions of Article XI, Article XII, Section 14.13 or any other provision of this Agreement without the consent of any Seller Party, provided that such amendment has no negative impact upon such Seller Party. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon each Seller Party, the Purchaser Agents, the Purchasers and Agent.
Section 14.2 Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective  if given by telecopy, upon the receipt thereof,  if given by mail, three (3) Business

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Days after the time such communication is deposited in the mail with first class postage prepaid or  if given by any other means, when received at the address specified in this Section 14.2. Seller hereby authorizes Agent and the Purchasers to effect Purchases and Rate Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom Agent or applicable Purchaser in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to Agent and each applicable Purchaser a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by Agent and/or the applicable Purchaser, the records of Agent and/or the applicable Purchaser shall govern absent manifest error.
Section 14.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Sections 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
Section 14.4 Protection of Ownership Interests of the Purchasers. (a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Agent may request, to perfect, protect or more fully evidence Agent’s (on behalf of the Purchasers) valid ownership of or first priority perfected security interest in the Asset Portfolio, or to enable Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. Without limiting the foregoing, Seller will, upon the request of Agent, file such financing or continuation statements, or amendments thereto or assignments thereof, and execute and file such other instruments and documents, that may be necessary or desirable, or that Agent may reasonably request, to perfect, protect or evidence such valid ownership of or first priority perfected security interest in the Asset Portfolio. At any time following the occurrence of an Amortization Event, Agent may, or Agent may direct Seller or Servicer to, notify the Obligors of Receivables, at Seller’s expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Agent or its designee. Seller or Servicer (as applicable) shall, at any Purchaser’s request, withhold the identity of such Purchaser in any such notification.
(b) If any Seller Party fails to perform any of its obligations hereunder, Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and Agent’s or such Purchaser’s costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes Agent at any time and from time to time in the sole and absolute discretion of Agent, and appoints Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to authorize

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and/or execute on behalf of such Seller Party as debtor and to file financing or continuation statements (and amendments thereto and assignments thereof) necessary or desirable in Agent’s sole and absolute discretion to perfect and to maintain Agent’s (on behalf of the Purchasers) valid ownership of or first priority perfected security interest in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Agent in its sole and absolute discretion deems necessary or desirable to perfect and to maintain the ownership of or first priority perfected security interest in the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable. The authorization by each Seller Party set forth in the second sentence of this Section 14.4(b) is intended to meet all requirements for authorization by a debtor under Article 9 of any applicable enactment of the UCC, including, without limitation, Section 9-509 thereof.
Section 14.5 Confidentiality. (a) Each Seller Party, Agent, each Purchaser Agent and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to Agent, each Purchaser Agent, each Purchaser and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party, Agent, such Purchaser Agent and such Purchaser and its officers and employees may disclose such information to such Seller Party’s, Agent’s, such Purchaser Agent’s and such Purchaser’s external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.
(b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to Agent, the Financial Institutions, the Purchaser Agents or the Conduits by each other and by each such Person to such Person’s equityholders, (ii) by Agent, the Purchaser Agents or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by Agent, any Purchaser Agent or any Conduit to any collateral trustee or security trustee, any rating agency, Funding Source, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which MUFG or any Purchaser Agent acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of and agrees to maintain the confidential nature of such information. In addition, the Purchasers, the Purchaser Agents and Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).
Section 14.6 Bankruptcy Petition. (a) Seller, Servicer, Agent, each Purchaser Agent and each Purchaser hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Conduit or any Financial Institution or Funding Source that is a special purpose bankruptcy remote entity, it will not institute against, or join any other Person in instituting against, any Conduit, any Financial Institution or any such entity any bankruptcy, reorganization, arrangement, insolvency or

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liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
(b) Servicer hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all Obligations of Seller, it will not institute against, or join any other Person in instituting against, Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
Section 14.7 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any Conduit, Agent, any Purchaser Agent, any Funding Source or any Financial Institution, no claim may be made by any Seller Party or any other Person against any Conduit, Agent, any Purchaser Agent, any Funding Source or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 14.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF AGENT OR ANY PURCHASER IN THE ASSET PORTFOLIO IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).
Section 14.9 CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF AGENT, ANY PURCHASER AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST AGENT, ANY PURCHASER AGENT OR ANY PURCHASER

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OR ANY AFFILIATE OF AGENT, ANY PURCHASER AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK CITY, NEW YORK.
Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
Section 14.11 Integration; Binding Effect; Survival of Terms.
(a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy) and shall inure to the benefit of the Indemnified Parties and their successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification, payment and other provisions of Article X, and Sections 2.7(b), 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.
Section 14.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.
Section 14.13 MUFG Roles and Purchaser Agent Roles.

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(a) Each of the Purchasers and Purchaser Agents acknowledges that MUFG acts, or may in the future act, (i) as administrative agent for any Conduit or any Financial Institution in MUFG’s Purchaser Group, (ii) as issuing and paying agent for certain Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for certain Commercial Paper and (iv) to provide other services from time to time for any Conduit or any Financial Institution in MUFG’s Purchaser Group (collectively, the “MUFG Roles”). Without limiting the generality of this Section 14.13, each Purchaser and each Purchaser Agent hereby acknowledges and consents to any and all MUFG Roles and agrees that in connection with any MUFG Role, MUFG may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for any Conduit.
(b) Each of the Purchasers acknowledges that each Purchaser Agent acts, or may in the future act, (i) as administrative agent for the Conduit in such Purchaser Agent’s Purchaser Group or any Financial Institution in such Purchaser Agent’s Purchaser Group, (ii) as issuing and paying agent for certain Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for certain Commercial Paper and (iv) to provide other services from time to time for the Conduit in such Purchaser Agent’s Purchaser Group or any Financial Institution in such Purchaser Agent’s Purchaser Group (collectively, the “Purchaser Agent Roles”). Without limiting the generality of this Section 14.13, each Purchaser hereby acknowledges and consents to any and all Purchaser Agent Roles and agrees that in connection with any Purchaser Agent Role, the applicable Purchaser Agent may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as agent for the Conduit in such Purchaser Agent’s Purchaser Group.
Section 14.14 Characterization. (a) It is the intention of the parties hereto that each Purchase hereunder shall constitute and be treated as an absolute and irrevocable sale to Agent, on behalf of the Purchasers, for all purposes (other than federal and state income tax purposes), which such Purchase shall provide Agent, on behalf of the Purchasers, with the full benefits of ownership of the Asset Portfolio. Except as specifically provided in this Agreement, each Purchase hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser, each Purchaser Agent and Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser, any Purchaser Agent or Agent or any assignee thereof of any obligation of Seller or any Originator or any other Person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or any Originator.
(b) In addition to any ownership interest which Agent may from time to time acquire pursuant hereto, Seller hereby grants to Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller’s right, title and interest in, to

RECEIVABLES PURCHASE AGREEMENT
and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. Seller hereby authorizes the filing of financing statements describing the collateral covered thereby as “all of debtor’s personal property and assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Section 14.14. Agent, the Purchaser Agents and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.
Section 14.15 Excess Funds. Each of Seller, Servicer, each Purchaser, each Purchaser Agent and Agent agrees that each Conduit shall be liable for any claims that such party may have against such Conduit only to the extent that such Conduit has funds in excess of those funds necessary to pay matured and maturing Commercial Paper and to the extent such excess funds are insufficient to satisfy the obligations of such Conduit hereunder, such Conduit shall have no liability with respect to any amount of such obligations remaining unpaid and such unpaid amount shall not constitute a claim against such Conduit. Any and all claims against any Conduit shall be subordinate to the claims against such Conduit of the holders of Commercial Paper and any Person providing liquidity support to such Conduit.
Section 14.16 [Reserved].
Section 14.17 [Reserved].
Section 14.18 [Reserved].
Section 14.19 USA PATRIOT Act Notice. Each Financial Institution that is subject to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) herby notifies the Seller Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Seller Party, which information includes the name, address, tax identification number and other information that will allow such Financial Institution to identify such Seller Party in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act. Promptly following any request therefor, the Seller shall deliver to the each Financial Institution all documentation and other information required by bank regulatory authorities requested by such Financial Institution for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Rule or other applicable anti-money laundering laws, rules and regulations.
(Signature Pages Follow)

RECEIVABLES PURCHASE AGREEMENT

WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.
Conformed copy of agreement does not contain signatures as signatories only sign individual amendments.

12660249v2

EXHIBIT I
DEFINITIONS
As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Accrual Period” means each Fiscal Month, provided that the initial Accrual Period hereunder means the period from (and including) the date hereof to (and including) the last day of the Fiscal Month thereafter.
“ACH Receipts” means funds received in respect of Automatic Debit Collections.
“Adjusted Dilution Ratio” means, as of any day, the average of the Dilution Ratios for the preceding twelve Fiscal Months.
“Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.
“Affected Financial Institution” has the meaning set forth in Section 12.1(c).
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.
“Agent” has the meaning set forth in the preamble to this Agreement.
“Aggregate Capital” means, on any date of determination, the aggregate outstanding Capital of all Purchasers on such date.
“Aggregate Reduction” has the meaning set forth in Section 1.3.
“Aggregate Unpaids” means, at any time, an amount equal to the sum of all accrued and unpaid fees under any Fee Letter, CP Costs, Financial Institution Yield, Aggregate Capital and all other unpaid Obligations (whether due or accrued) at such time.
“Agreement” means this Receivables Purchase Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the greater of (i) 0.00% and (ii) the LIBO Rate for a one month period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the LIBO Rate for any day shall be equal to the

735943477 18589498

RECEIVABLES PURCHASE AGREEMENT
London interbank offered rate administered by ICE Benchmark Administration Limited (or any person which takes over the administration of that rate) for deposits in U.S. dollars, as published by Reuters (or any successor thereto) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.
“Amendment Date” means August 22, 2019.
“Amortization Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii), (iii) the Business Day specified in a written notice from Agent following the occurrence of any other Amortization Event, (iv) the Business Day specified in a written notice from Agent following the failure to obtain the Required Ratings within 60 days following delivery of a Ratings Request to Seller and Servicer, and (v) the date which is 5 Business Days after Agent’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.
“Amortization Event” has the meaning set forth in Article IX.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Seller, the Servicer, any Originator or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.
“Anti-Terrorism Laws” means each of: (a) the Executive Order; (b) the Patriot Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956 and any successor statute thereto; (d) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); (e) the Bank Secrecy Act, and the rules and regulations promulgated thereunder; and (f) any other law of the United States, Canada or any member state of the European Union now or hereafter enacted to monitor, deter or otherwise prevent: (i) terrorism or (ii) the funding or support of terrorism or (iii) money laundering.
“Asset Portfolio” has the meaning set forth in Section 1.2(b).
“Assignment Agreement” has the meaning set forth in Section 12.1(b).
“Authorized Officer” means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.
“Automatic Debit Collection” means the payment of Collections by an Obligor by means of automatic electronic funds transfer from the Obligor’s bank account.

RECEIVABLES PURCHASE AGREEMENT
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Agent and the Seller giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Rate Tranche Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Seller giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternative Base Rate,” the definition of “Rate Tranche Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

RECEIVABLES PURCHASE AGREEMENT
(1) a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;
(2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Agent or the Required Purchasers, as applicable, by notice to the Seller, the Agent (in the case of such notice by the Required Purchasers) and the Purchasers.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 4.5 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 4.5.
“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.
“Broken Funding Costs” means for any Capital of any Purchaser which: (i) is reduced for any reason on any day other than a Settlement Date or (ii) is assigned, transferred or funded pursuant to a Funding Agreement or otherwise transferred or terminated on a date prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Financial Institution Yield (as applicable) that would have accrued during the remainder of the Rate Tranche Periods or the tranche periods for Commercial Paper determined by the applicable Purchaser Agent or Agent to relate to such Capital (as applicable) subsequent to the date of such reduction, assignment, transfer, funding or termination of such Capital if such reduction, assignment, transfer, funding or termination had not occurred, over (B) the income, if

RECEIVABLES PURCHASE AGREEMENT
any, actually received net of any costs of redeployment of funds during the remainder of such period by the holder of such Capital from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.
“Business Day” means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.
“Capital” means at any time with respect to the Asset Portfolio and any Purchaser, an amount equal to (A) the amount of Cash Purchase Price paid by such Purchaser to Seller for Purchases pursuant to Sections 1.1 and 1.2, minus (B) the sum of the aggregate amount of Collections and other payments received by Agent or such Purchaser, as applicable, which in each case are applied to reduce such Purchaser’s Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.
“Cash Purchase Price” means, with respect to any Incremental Purchase of any portion of the Asset Portfolio, the amount paid to Seller for such portion of the Asset Portfolio which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable Purchase date, taking into account any other proposed Incremental Purchase requested on the applicable Purchase date, and (iii) the excess, if any, of the Net Portfolio Balance (less the Required Reserves) on the applicable Purchase date over the aggregate outstanding amount of the Aggregate Capital determined immediately prior to such Incremental Purchase, taking into account any other proposed Incremental Purchase requested on the applicable Purchase date.
“Change of Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of PDCo, (ii) PDSI ceases to own, directly, 100% of the outstanding membership units of Seller free and clear of any Adverse Claim or (iii) PDCo ceases to own, directly or indirectly, 100% of the outstanding membership units or outstanding capital stock of any Originator or the Servicer.
“Charged-Off Receivable” means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to the Seller Party therein refer to such Obligor); (ii) which, consistent with the Credit and Collection Policy, would be written off Seller’s books as uncollectible; (iii) which has been identified by Seller as uncollectible or (iv) as to which any payment, or part thereof, remains unpaid for 180 days or more from the original due date for such payment.

RECEIVABLES PURCHASE AGREEMENT
“Closing Date” means July 24, 2018.
“Collection Account” means each account listed on Exhibit IV and maintained at a Collection Bank in the name of Seller.
“Collection Account Agreement” means with respect to each Collection Account and Lock-Box, if applicable, a valid and enforceable agreement in form and substance reasonably satisfactory to the Agent, among the Seller, the Servicer, the Agent and any Collection Bank, whereupon the Seller, as sole owner of the related Collection Account and the customer of the related Collection Bank in respect of such Collection Account, shall transfer to the Agent exclusive dominion and control over and otherwise perfect a first-priority security interest in, such Collection Account and the cash, instruments or other property on deposit or held therein.
“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.
“Collection Notice” means a notice, in substantially the form attached to the related Collection Account Agreement, from Agent to a Collection Bank, or any similar or analogous notice from Agent to a Collection Bank.
“Collections” means, with respect to any Receivable, all cash collections and other cash and other proceeds in respect of such Receivable, including, without limitation, all scheduled payments, prepayments, yield, Finance Charges or other related amounts accruing in respect thereof, all cash proceeds of Related Security with respect to such Receivable; for the avoidance of doubt, in no event shall Collections be deemed to include any such cash collections or other proceeds from Excluded Receivables.
“Commercial Paper” means promissory notes of any Conduit issued by such Conduit in the commercial paper market.
“Commitment” means, for each Financial Institution, the commitment of such Financial Institution to make Incremental Purchases to the extent that the Conduit (if any) in its Purchaser Group declines to make such Incremental Purchases, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Financial Institution’s name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including, without limitation, any termination of Commitments pursuant to Section 4.6 hereof) and (ii) with respect to any individual Incremental Purchase hereunder, its Pro Rata Share of the Cash Purchase Price therefor.
“Concentration Percentage” means (i) for any Group A Obligor, 10.0%, (ii) for any Group B Obligor, 8.0%, (iii) for any Group C Obligor, 4.0% and (iv) for any Group D Obligor, 2.5%.
“Conduit” has the meaning set forth in the preamble to this Agreement. As of the Amendment Date, no Conduits are a party to this Agreement.

RECEIVABLES PURCHASE AGREEMENT
“Conduit Costs” means, for any outstanding Capital of any Conduit, an amount equal to such Capital multiplied by a per annum rate equivalent to the “weighted average cost” (as defined below) related to the issuance of indexed Commercial Paper of such Conduit that is allocated, in whole or in part, to fund such Capital (and which may also be allocated in part to the funding of other assets of such Conduit); provided, however, that if any component of such rate is a discount rate, in calculating such rate for such Capital for such date, the rate used to calculate such component of such rate shall be a rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. As used in this definition, the “weighted average cost” shall consist of (x) the actual interest rate paid to purchasers of indexed Commercial Paper issued by such Conduit, (y) the costs associated with the issuance of such Commercial Paper (including dealer fees and commissions to placement agents), and (z) interest on other borrowing or funding sources by such Conduit, including to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market.
“Conduit Purchase Limit” means, for each Conduit, the purchase limit of such Conduit with respect to Incremental Purchases, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Conduit’s name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including, without limitation, Section 4.6(b)) and (ii) with respect to any individual Incremental Purchase hereunder, its Pro Rata Share of the aggregate Cash Purchase Price therefor.
“Consent Notice” has the meaning set forth in Section 4.6(a).
“Consent Period” has the meaning set forth in Section 4.6(a).
“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of the Contingent Obligation shall be such guaranteeing person’s reasonably anticipated liability in respect thereof as determined by such Person in good faith.
“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings (including those with electronic signatures or other electronic authorization), which may be executed in counterparts and received by facsimile or electronic mail, pursuant to which such Receivable arises or which evidences such Receivable.

RECEIVABLES PURCHASE AGREEMENT
“CP Costs” means, for each day, the aggregate discount or yield accrued with respect to the outstanding Capital of each respective Conduit as determined in accordance with the definition of Conduit Costs.
“Credit Agreement” means the Amended and Restated Credit Agreement, dated on or about January 27, 2017 (as it may be amended, restated, supplemented or otherwise modified from time to time) by and among PDCo, the lenders from time to time party thereto, and MUFG, as administrative agent.
“Credit and Collection Policy” means Seller’s and/or the applicable Originator’s credit and collection policies and practices relating to Contracts and Receivables existing on the Closing Date and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.
“Cut-Off Date” means the last day of a Fiscal Month.
“Days Sales Outstanding” means, on any date, the number of days equal to the product of (a) 30 and (b) the amount obtained by dividing (i) the aggregate Outstanding Balance of all Receivables as of such date, by (ii) the result of (x) the aggregate Outstanding Balance of all Receivables which were originated during the immediately preceding Fiscal Month, minus (y) the aggregate Excluded Sales with respect to Receivables which were originated during the immediately preceding Fiscal Month.
“Deemed Collections” means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. If at any time, (i) the Outstanding Balance of any Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller or any Originator (other than cash Collections on account of the Receivables), (y) reduced as a result of converting such Receivable to an Excluded Receivable or (z) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article V are no longer true with respect to any Receivable, Seller shall be deemed to have received a Collection of such Receivable in the amount of (A) such reduction or cancellation in the case of clause (i) above, and (B) the entire Outstanding Balance in the case of clause (ii) above.
“Default Fee” means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to the greater of (i) $1,000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2.00% above the Alternate Base Rate.
“Default Ratio” means, as of any Cut-Off Date, a percentage equal to: (i) the aggregate Outstanding Balance of all Receivables that became Defaulted Receivables during the Fiscal Month ending on such Cut-Off Date, divided by (ii) the aggregate Outstanding Balance of all Receivables on such day.

RECEIVABLES PURCHASE AGREEMENT
“Defaulted Receivable” means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment or (ii) that is a Charged-Off Receivable.
“Delayed Financial Institution” has the meaning set forth in Section 1.2(a).
“Designated Obligor” means an Obligor indicated by Agent to Seller in writing.
“Dilution” means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of “Deemed Collections”.
“Dilution Horizon Ratio” means, as of any date, a ratio (expressed as a percentage), computed as of the last day of the most recently ended Fiscal Months by dividing (i) the result of (x) the aggregate initial Outstanding Balance of all Receivables originated by the Originators during the most recently ended Fiscal Month, minus (y) the aggregate Excluded Sales with respect to Receivables which were originated by the Originators during the most recently ended Fiscal Month, by (ii) the Net Portfolio Balance as of the Cut-Off Date of the most recently ended Fiscal Month.
“Dilution Ratio” means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (i) the aggregate amount of all Dilution (other than any Excluded Credit Rebill Dilution) in respect of Receivables which occurred during the Fiscal Month ending on such Cut-Off Date, by (ii) the result of (x) the aggregate initial Outstanding Balance of all Receivables originated by the Originators during the Fiscal Month ending on such Cut-Off Date, minus (y) the aggregate Excluded Sales with respect to Receivables which were originated by the Originators during the Fiscal Month ending on such Cut-Off Date.
“Dilution Reserve Floor Percentage” means the product of:
ADR x DHR
where:
ADR = Adjusted Dilution Ratio;
DHR = Dilution Horizon Ratio.
“Dilution Spike” means, at any time, the highest three (3) month average Dilution Ratio observed over the previous 12 months.
“Dilution Volatility Ratio” means the product of:
((DS – ADR) x DS/ADR)
where:
ADR = Adjusted Dilution Ratio;

RECEIVABLES PURCHASE AGREEMENT
DS = Dilution Spike
“Discount Rate” means, the LIBO Rate or the Alternate Base Rate, as applicable, with respect to the Capital of each Financial Institution.
“Dynamic Dilution Reserve Percentage” means, at any time, a percentage calculated as follows:
((SF x ADR) + DVR) x DHR
where:
SF = stress factor of 2.00;
ADR = Adjusted Dilution Ratio;
DVR = Dilution Volatility Ratio;
DHR = Dilution Horizon Ratio.
“Dynamic Loss Reserve Percentage” means, at any time, the product of:
SF x LR x LHR
where:
SF = stress factor of 2.00;
LR = the highest three-month average Loss Ratio over the past 12 months;
LHR = Loss Horizon Ratio.
“Early Opt-in Election” means the occurrence of:
(1) (i) a determination by the Agent or (ii) a notification by the Required Purchasers to the Agent (with a copy to the Seller) that the Required Purchasers have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 4.5, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and
(2) (i) the election by the Agent or (ii) the election by the Required Purchasers to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Agent of written notice of such election to the Seller and the Purchasers or by the Required Purchasers of written notice of such election to the Agent.
“Eligible Receivable” means, at any time, a Receivable:

RECEIVABLES PURCHASE AGREEMENT
(i) the Obligor of which (a) is not a natural person; (b) is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (c) is not an Affiliate of any of the parties hereto or any other Patterson Entity; and (d) is neither a Designated Obligor nor a Sanctioned Person,
(ii) the Obligor of which is not, and has not been, the Obligor of any Charged-Off Receivable or any Defaulted Receivable,
(iii) that is not a Charged-Off Receivable or a Defaulted Receivable,
(iv) that is not a Government Receivable,
(v) that arises under a Contract that has not had any payment or other terms of such Contract extended, modified or waived,
(vi) that (a) is an “account” or “payment intangible” within the meaning of Article 9 of the UCC of all applicable jurisdictions and (b) is not evidenced by “instruments” or “chattel paper”,
(vii) that is denominated and payable only in United States dollars in the United States,
(viii) that arises under a Contract in substantially the form of one of the form contracts set forth on Exhibit IX hereto or otherwise approved by Agent in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,
(ix) that arises under a Contract that (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract, (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract and (C) that has been billed to the related Obligor,
(x) that arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,
(xi) that, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with

RECEIVABLES PURCHASE AGREEMENT
respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,
(xii) that satisfies all applicable requirements of the Credit and Collection Policy,
(xiii) that was generated in the ordinary course of the applicable Originator’s business,
(xiv) that arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),
(xv) as to which Agent has not notified Seller that Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to Agent,
(xvi) that is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract),
(xvii) which by its terms has Invoice Payment Terms of 90 days or less,
(xviii) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,
(xix) all right, title and interest to and in which has been validly transferred by the applicable Originator directly to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim,
(xx) that arises under a Contract that does not permit the Outstanding Balance of such Receivable to be paid in installments,
(xxi) that is not a Modified Receivable,
(xxii) that, together with the related Contract, has not been sold, assigned or pledged by the applicable Originator or Seller, except pursuant to the terms of the Receivables Sale Agreement and this Agreement,

RECEIVABLES PURCHASE AGREEMENT
(xxiii) with respect to which there is only one original executed copy of the related Contract, which will, together with the related records be held by Servicer as bailee of Agent and the Purchasers, and no other custodial agreements are in effect with respect thereto,
(xxiv) for which the related invoice does not include any Excluded Receivables, and
(xxv) with respect to which the related Contract directs payment thereof to be sent directly to a Lock-Box or a Collection Account.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“Erroneous Invoice” means, with respect to any Receivable, any invoice that was delivered with respect thereto that included an error with respect to the related Obligor (including its address), the Related Goods or similar items.
“Excess Concentration” means, without duplication, the sum of the following amounts:
(a) the sum of the amounts calculated for each of the Obligors equal to the excess (if any) of the aggregate Outstanding Balance of the Eligible Receivables of such Obligor, over the product of (x) such Obligor’s Concentration Percentage, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables; plus
(b) the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables that are Extended Term Receivables, exceeds 10% of the aggregate Outstanding Balance of all Eligible Receivables.
“Excluded Credit Rebill Dilution” means, with respect to any Receivable, any Dilution with respect thereto solely to the extent both (i) such Dilution occurred solely as a result of cancelling an Erroneous Invoice and replacing it with a Rebilled Invoice and (ii) each of the conditions set forth in the definition of “Excluded Sale” have been satisfied with respect to such Receivable.
“Excluded Receivable” means all indebtedness and other obligations owed to an Originator, which is arising in connection with the sale of goods or the rendering of services by an Originator, so long as such indebtedness or other obligations both (i) which by its initial terms is payable in more than one installment and (ii) does not constitute trade receivables; provided, however, that no indebtedness or other obligation that is included in any Monthly Report as a Receivable shall constitute an “Excluded Receivable”.
“Excluded Sale” means, with respect to any Receivable, the initial Outstanding Balance of such Receivable to the extent that each of the following conditions are currently satisfied with respect thereto: (i) the invoice with respect to such Receivable was an Erroneous Invoice, (ii) the invoice with respect to such Receivable was cancelled and replaced with a Rebilled Invoice, (iii)

RECEIVABLES PURCHASE AGREEMENT
the principal balance of the Rebilled Invoice is the same as the principal balance of the Erroneous Invoice, (iv) neither the Erroneous Invoice nor the Rebilled Invoice is with respect to any Excluded Receivable and (v) the Obligor of the Rebilled Invoice is the same Obligor of the Erroneous Invoice or an Affiliate thereof.
“Extended Term Receivables” means a Receivable with Invoice Payment Terms greater than 61 days.
“Extension Notice” has the meaning set forth in Section 4.6(a).
“Facility” means the facility providing for Seller to sell the Asset Portfolio as provided in this Agreement.
“Facility Account” means the account numbered 1801 2105 1569 maintained by Seller in the name of “PDC Funding Company III, LLC” at US Bank, together with any successor account or sub-account.
“Facility Termination Date” means the earliest of (i) the Scheduled Termination Date and (ii) the Amortization Date.
“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.
“Federal Funds Effective Rate” means for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Agent from three Federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if any Financial Institution is borrowing overnight funds on any day from a Federal Reserve Bank to make or maintain such Financial Institution’s funding of all or any portion of the Asset Portfolio hereunder, the Federal Funds Effective Rate, at the option of such Financial Institution, for such Financial Institution shall be the average rate per annum at which such overnight borrowings are made on any such day. Each determination of the Federal Funds Effective Rate shall be conclusive and binding on Seller and the Seller Parties, except in the case of manifest error.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fee Letter” means the letter agreement dated as of the Amendment Date (as amended, restated, supplemented, or otherwise modified from time to time) among Seller, Wells Fargo and MUFG.

RECEIVABLES PURCHASE AGREEMENT
“Final Payout Date” means the date following the Amortization Date on which the Aggregate Capital shall have been reduced to zero and all of the Aggregate Unpaids, Obligations and all other amounts then accrued or payable to Agent, the Purchaser Agents, the Purchasers and the other Indemnified Parties shall have been indefeasibly paid in full in cash.
“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.
“Financial Institutions” has the meaning set forth in the preamble in this Agreement.
“Financial Institution Yield” means for each respective Rate Tranche Period relating to any Capital (or portion thereof) of any of the Financial Institutions, an amount equal to the product of the applicable Discount Rate for such Capital (or portion thereof) multiplied by the Capital (or portion thereof) of such Financial Institution for each day elapsed during such Rate Tranche Period, annualized on a 360 day basis.
“Fiscal Month” means any of the twelve consecutive four week or five week accounting periods used by PDCo for accounting purposes which begin on the Sunday after the last Saturday in April of each year and ending on the last Saturday in April of the next year.
“Funding Agreement” means (i) this Agreement and (ii) any agreement or instrument executed by any Funding Source with or for the benefit of a Conduit.
“Funding Source” means with respect to any Conduit (i) such Conduit’s Related Financial Institution(s) or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to such Conduit.
“GAAP” means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement, provided, that if there occurs after the date of this Agreement any change in GAAP that affects in any material respect the calculation of any amount described in Sections 9.1(f), Agent and Seller shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such amounts with the intent of having the respective positions of Agent and the Purchasers and Seller after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the amounts described in Sections 9.1(f) shall be calculated as if no such change in GAAP has occurred.
“Government Receivables” means any Receivables for which the related Obligor is the United States of America, any State or local government or any Federal or state agency or instrumentality or political subdivision thereof.
“Group A Obligor” means an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) with a short-term rating of at least: (a) “A-1” by Standard & Poor’s or, if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “A+” or better by Standard & Poor’s on such Obligor’s (or, if applicable, its parent’s or its majority owner’s) long-term senior unsecured and uncredit-

RECEIVABLES PURCHASE AGREEMENT
enhanced debt securities, and (b) “P-1” by Moody’, or, if such Obligor does not have a short-term rating from Moody’s, a rating of “Al” or better by Moody’s on such Obligor’s (or, if applicable, its parent’s or its majority owner’s) long-term senior unsecured and uncredit-enhanced debt securities; provided, that if an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) receives a split rating from Standard & Poor’s and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have the lower of the two ratings; provided, further, that if an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) is rated by either Standard & Poor’s or Moody’s, but not both, and satisfies either clause (a) or clause (b) above, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to be a Group B Obligor. Notwithstanding the foregoing, any Obligor that is a Subsidiary or an Affiliate of an Obligor that satisfies the definition of “Group A Obligor” shall be deemed to be a Group A Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of clause (a) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Group B Obligor” means an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) that is not a Group A Obligor and that has a short-term rating of at least: (a) “A-2” by Standard & Poor’s or, if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB+” or better by Standard & Poor’s on such Obligor’s (or, if applicable, its parent’s or its majority owner’s) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s or, if such Obligor does not have a short-term rating from Moody’s, a rating of “Baal” or better by Moody’s on such Obligor’s (or, if applicable, its parent’s or its majority owner’s) long-term senior unsecured and uncredit-enhanced debt securities; provided, that if an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) receives a split rating from Standard & Poor’s and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have the lower of the two ratings; provided, further, that if an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) is rated by either Standard & Poor’s or Moody’s, but not both, and satisfies either clause (a) or clause (b) above, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to be a Group C Obligor. Notwithstanding the foregoing, any Obligor that is a Subsidiary or Affiliate of an Obligor that satisfies the definition of “Group B Obligor” shall be deemed to be a Group B Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of clause (a) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

RECEIVABLES PURCHASE AGREEMENT
“Group C Obligor” means an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) that is not a Group A Obligor or a Group B Obligor and that has a short-term rating of at least: (a) “A-3” by Standard & Poor’s or, if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB-”or better by Standard & Poor’s on such Obligor’s (or, if applicable, its parent’s or its majority owner’s) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s or, if such Obligor does not have a short-term rating from Moody’s, a rating of “Baa3” or better by Moody’s on such Obligor’s (or, if applicable, its parent’s or its majority owner’s) long-term senior unsecured and uncredit-enhanced debt securities; provided, that if an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) receives a split rating from Standard & Poor’s and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have the lower of the two ratings; provided, further, that if an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) is rated by either Standard & Poor’s or Moody’s, but not both, and satisfies either clause (a) or clause (b) above, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to be a Group D Obligor. Notwithstanding the foregoing, any Obligor that is a Subsidiary or Affiliate of an Obligor that satisfies the definition of “Group C Obligor” shall be deemed to be a Group C Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of clause (a) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor, any Obligor (or its parent or majority owner, as applicable, if such Obligor is unrated) that is rated by neither Moody’s nor Standard & Poor’s shall be a Group D Obligor.
“Incremental Purchase” has the meaning set forth in Section 1.1(a).
“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.
“Indemnified Amounts” has the meaning set forth in Section 10.1.
“Indemnified Party” has the meaning set forth in Section 10.1.

RECEIVABLES PURCHASE AGREEMENT
“Independent Governor” shall mean a member of the Board of Governors of Seller who (i) shall not have been at the time of such Person’s appointment or at any time during the preceding five years, and shall not be as long as such Person is a governor of Seller, (A) a director, officer, employee, partner, shareholder, member, manager, governor or Affiliate of any of the following Persons (collectively, the “Independent Parties”): Servicer, any Patterson Entity, or any of their respective Subsidiaries or Affiliates (other than Seller), (B) a supplier to any of the Independent Parties, (C) a Person controlling or under common control with any partner, shareholder, member, manager, governor, Affiliate or supplier of any of the Independent Parties, or (D) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties; (ii) has prior experience as an independent director or governor for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors or governors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (iii) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities and is employed by any such entity.
“Interest Expense Coverage Ratio” shall have the meaning assigned to such term in the Credit Agreement as in effect on the Amendment Date, including all defined terms used within such term which defined terms and definitions thereof are incorporated by reference herein; provided, however, that in the event the Credit Agreement is terminated or such defined term is no longer used in the Credit Agreement, the respective meaning assigned to such term immediately preceding such termination or non-usage shall be used for purposes of this Agreement. If, after the Amendment Date, the Interest Expense Coverage Ratio maintenance covenant set forth in Section 6.21 of the Credit Agreement (or any of the defined terms used in connection with such covenant (including the term “Interest Expense Coverage Ratio”)) is amended, modified or waived, then the test set forth in this Agreement or the defined terms used therein, as applicable, shall, for all purposes of this Agreement, automatically and without further action on the part of any Person, be deemed to be also so amended, modified or waived, if at the time of such amendment, modification or waiver, (i) each Purchaser Agent and the Agent is a party to the Credit Agreement and (ii) such amendment, modification or waiver is consummated in accordance with the terms of the Credit Agreement.
“Invoice Payment Terms” means, with respect to any Receivable, the number of days following the date of the related original invoice by which such Receivable is required to be paid in full, as set forth in such original invoice.
“JPMorgan” means JPMorgan Chase Bank, N.A. in its individual capacity and its successors and assigns.

RECEIVABLES PURCHASE AGREEMENT
“Legal Maturity Date” means the date that is one hundred and eighty days following the due date of the latest maturing Receivable in the Asset Portfolio on the date of the occurrence of the Amortization Date.
“Leverage Ratio” shall have the meaning assigned to such term in the Credit Agreement as in effect on the Amendment Date, including all defined terms used within such term which defined terms and definitions thereof are incorporated by reference herein; provided, however, that in the event the Credit Agreement is terminated or such defined term is no longer used in the Credit Agreement, the respective meaning assigned to such term immediately preceding such termination or non-usage shall be used for purposes of this Agreement. If, after the Amendment Date, the Leverage Ratio maintenance covenant set forth in Section 6.20 of the Credit Agreement (or any of the defined terms used in connection with such covenant (including the term “Leverage Ratio”)) is amended, modified or waived, then the test set forth in this Agreement or the defined terms used therein, as applicable, shall, for all purposes of this Agreement, automatically and without further action on the part of any Person, be deemed to be also so amended, modified or waived, if at the time of such amendment, modification or waiver, (i) each Purchaser Agent and the Agent is a party to the Credit Agreement and (ii) such amendment, modification or waiver is consummated in accordance with the terms of the Credit Agreement.
“LIBO Rate” means the rate per annum equal to the greater of (a) 0.00% and (b) the sum of (i) (a) the London interbank offered rate administered by ICE Benchmark Administration Limited (or any person which takes over the administration of that rate) for deposits in U.S. dollars, as published by Reuters (or any successor thereto), as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Rate Tranche Period, and having a maturity equal to such Rate Tranche Period, provided that, (i) if Reuters (or any successor thereto) is not publishing such information for any reason, the applicable LIBO Rate for the relevant Rate Tranche Period shall instead be the London interbank offered rate administered by ICE Benchmark Administration Limited (or any person which takes over the administration of that rate) for deposits in U.S. dollars, as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Rate Tranche Period, and having a maturity equal to such Rate Tranche Period, and (ii) if no such London interbank offered rate is available to Agent, the applicable LIBO Rate for the relevant Rate Tranche Period shall instead be the rate determined by Agent to be the rate at which MUFG offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Rate Tranche Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Rate Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Rate Tranche Period plus (ii) 1.00% per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

RECEIVABLES PURCHASE AGREEMENT
“Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.
“Loss Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the result of (x) the aggregate Outstanding Balance of Receivables generated by the Originators during the preceding three (3) Fiscal Months prior to the Fiscal Month ending on such Cut-Off Date, minus (y) the aggregate Excluded Sales with respect to Receivables generated by the Originators during the preceding three (3) Fiscal Months prior to the Fiscal Month ending on such Cut-Off Date, by (ii) the amount equal to the Net Portfolio Balance as of the last day of the most recently ended Fiscal Month.
“Loss Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate Outstanding Balance of all Defaulted Receivables on such Cut-Off Date by (ii) the result of (x) the aggregate Outstanding Balance of Receivables generated by the Originators during the Fiscal Month four (4) months prior to the Fiscal Month ending on such Cut-Off Date, minus (y) the aggregate Excluded Sales with respect to Receivables generated by the Originators during the Fiscal Month four (4) months prior to the Fiscal Month ending on such Cut-Off Date.
“Loss Reserve Floor” means 10.0%.
“Losses” means the Outstanding Balance of any Charged-Off Receivable.
“Losses-to-Liquidation Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing: (i) the aggregate Losses (net of recoveries) during the Fiscal Month ending on such Cut-Off Date on all Receivables, by (ii) the aggregate amount of Collections (other than Deemed Collections) received during the Fiscal Month ending on such Cut-Off Date.
“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries, (ii) the ability of any Seller Party to perform its obligations under this Agreement or the Performance Provider to perform its obligations under the Performance Undertaking, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.
“Modified Receivable” means a Receivable as to which the payment terms of the related Contract have been extended or modified for credit reasons since the origination of such Receivable.
“Monthly Report” means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by Servicer to Agent and each Purchaser Agent pursuant to Section 8.5.

RECEIVABLES PURCHASE AGREEMENT
“Moody’s” means Moody’s Investors Service, Inc.
“MUFG” has the meaning set forth in the preamble to this Agreement.
“MUFG Roles” has the meaning set forth in Section 14.13(a).
“Net Portfolio Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the Excess Concentration at such time.
“Non-Renewing Financial Institution” has the meaning set forth in Section 4.6(a).
“Obligations” shall have the meaning set forth in Section 2.1.
“Obligor” means a Person obligated to make payments pursuant to a Contract.
“OFAC” has the meaning set forth in the definition of Sanctioned Person.
“Off-Balance Sheet Liability” of a Person means the principal component of (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any sale and leaseback transaction which is not a capitalized lease, (iii) any liability under any so-called “synthetic lease” or “tax ownership operating lease” transaction entered into by such Person, (iv) any receivables purchase or financing facility or (v) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person, but excluding from this clause (v) all operating leases.
“Originator” means PDSI, in its capacity as seller under the Receivables Sale Agreement, and any other seller from time to time party thereto.
“Other Costs” shall have the meaning set forth in Section 10.3.
“Other Sellers” shall have the meaning set forth in Section 10.4.
“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.
“Participant” has the meaning set forth in Section 12.2.
“Patriot Act” has the meaning set forth in Section 14.19.
“Patterson Entity” means each of PDCo, the Servicer and each Originator and their respective successors and assigns.
“Payment Instruction” has the meaning set forth in Section 1.4.
“PDCo” means Patterson Companies, Inc., a Minnesota corporation, together with its successors and assigns.

RECEIVABLES PURCHASE AGREEMENT
“PDSI” has the meaning set forth in the preamble to this Agreement.
“Performance Provider” means PDCo in its capacity as Provider under the Performance Undertaking.
“Performance Undertaking” means that certain Performance Undertaking, dated as of the Closing Date, by Performance Provider in favor of Seller, substantially in the form of Exhibit XI, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Potential Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.
“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by MUFG or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.
“Product Return Estimate” means, as of any date of determination, the aggregate amount of Dilution or similar adjustments that are expected by the Servicer to be made or otherwise incurred with respect to the then outstanding Receivables and solely as a result of returned goods, as such expected Dilution and similar adjustments are reflected on the books and records of the Originator and the Seller and reserved for by the Originator and the Seller, as determined in consultation with the external accountants of the Originator and in accordance with the customary procedures established by the Originator and such accountants.
“Proposed Reduction Date” has the meaning set forth in Section 1.3.
“Pro Rata Share” means, (a) for each Financial Institution, a percentage equal to (i) the Commitment of such Financial Institution, divided by (ii) the aggregate amount of all Commitments of all Financial Institutions, adjusted as necessary to give effect to the application of the terms of Section 4.6, and (b) for each Conduit, a percentage equal to (i) the Conduit Purchase Limit of such Conduit, divided by (ii) the aggregate amount of all Conduit Purchase Limits of all Conduits hereunder.
“Purchase” means an Incremental Purchase or a Reinvestment.
“Purchase Limit” means $140,000,000, as such amount may be modified in accordance with the terms of Section 4.6(b).
“Purchase Notice” has the meaning set forth in Section 1.2(a).
“Purchaser Agent Roles” has the meaning set forth in Section 14.13(b).

RECEIVABLES PURCHASE AGREEMENT
“Purchaser Agents” has the meaning set forth in the preamble to this Agreement.
“Purchaser Group” means with respect to (i) each Conduit, a group consisting of such Conduit, its Purchaser Agent and its Related Financial Institution(s), (ii) each Financial Institution, a group consisting of such Financial Institution, the Conduit (if any) for which such Financial Institution is a Related Financial Institution, its Purchaser Agent and each other Financial Institution that is a Related Financial Institution for such Conduit (if any) and (iii) each Purchaser Agent, a group consisting of such Purchaser Agent and the Conduit (if any) and Related Financial Institution(s) for which such Purchaser Agent is acting as Purchaser Agent hereunder.
“Purchasers” means each Conduit and each Financial Institution.
“Purchasing Financial Institution” has the meaning set forth in Section 12.1(b).
“Rate Tranche Period” means, with respect to any portion of the Asset Portfolio held by a Financial Institution:
(a) if Financial Institution Yield for any portion of such Financial Institution’s Capital is calculated on the basis of the LIBO Rate, (i) initially, the period commencing on the date of the Incremental Purchase pursuant to which such Capital was first funded and ending on the next Settlement Date and (ii) thereafter, each period commencing on such Settlement Date and ending on the next Settlement Date; or
(b) if Financial Institution Yield for any portion of such Financial Institution’s Capital is calculated on the basis of the Alternate Base Rate, (i) initially, the period commencing on the date of the Incremental Purchase pursuant to which such Capital was first funded and ending on the next Settlement Date and (ii) thereafter, each period commencing on such Settlement Date and ending on the next Settlement Date.
If any Rate Tranche Period would end on a day which is not a Business Day, such Rate Tranche Period shall end on the next succeeding Business Day. In the case of any Rate Tranche Period for any portion of any Financial Institution’s Capital which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Rate Tranche Period shall end on the Amortization Date. The duration of each Rate Tranche Period which commences after the Amortization Date shall be of such duration as selected by the applicable Financial Institution.
“Ratings Request” has the meaning as specified in Section 10.2(c).
“Rebilled Invoice” means, with respect to any Receivable, any invoice that was issued in replacement of a prior Erroneous Invoice.
“Receivable” means all indebtedness and other obligations owed to Seller or an Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement or hereunder) or in which Seller or an Originator has a security

RECEIVABLES PURCHASE AGREEMENT
interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale, licensing or financing of goods or the rendering of services by an Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto; provided, however, that “Receivable” shall not include any Excluded Receivable. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor, any Originator or Seller treats such indebtedness, rights or obligations as a separate payment obligation.
“Receivables Sale Agreement” means that certain Receivables Sale Agreement, dated as of the Closing Date, by and among the Originators and Seller, as amended, restated, supplemented or otherwise modified from time to time.
“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.
“Reduction Notice” has the meaning set forth in Section 1.3.
“Regulatory Change” shall mean (i) the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein after the date hereof, (ii) any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, or (iii) the compliance, whether commenced prior to or after the date hereof, by any Funding Source or Purchaser with (a) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, or any rules or regulations promulgated in connection therewith by any such agency; (b) the Dodd-Frank Wall Street Reform and Consumer Protection Act adopted by Congress on July 21, 2010 or (c) the revised Basel Accord prepared by the Basel Committee on Banking Supervision as set out in the publication entitled “International Convergence of Capital Measurements and Capital Standards: a Revised Framework,” as updated from time to time (including, without limitation, the Basel II and Basel III).
“Reinvestment” has the meaning set forth in Section 1.5.

RECEIVABLES PURCHASE AGREEMENT
“Related Financial Institution” means with respect to each Conduit, each Financial Institution set forth opposite such Conduit’s name on Schedule A to this Agreement and/or, in the case of an assignment pursuant to Section 12.1, set forth in the applicable Assignment Agreement.
“Related Goods” means with respect to any Receivable, the goods sold or licensed to or financed for the Obligor which sale, licensing or financing gave rise to such Receivable and all financing statements or other filings with respect thereto.
“Related Security” means, with respect to any Receivable:
(i) all of Seller’s interest in the Related Goods or other inventory and goods (including returned or repossessed inventory or goods), if any, the sale, licensing or financing of which by the applicable Originator gave rise to such Receivable, and all insurance contracts with respect thereto,
(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,
(iii) all guaranties, letters of credit, insurance, “supporting obligations” (within the meaning of Section 9-102(a) of the UCC of all applicable jurisdictions) and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,
(iv) all service contracts and other contracts and agreements associated with such Receivable,
(v) all Records related to such Receivable,
(vi) all of Seller’s right, title and interest in, to and under the Receivables Sale Agreement and the Performance Undertaking,
(vii) all of Seller’s right, title and interest in and to each Lock-Box and Collection Account, and any and all agreements related thereto,
(viii) all Collections in respect thereof, and
(ix) all proceeds of such Receivable and any of the foregoing.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

RECEIVABLES PURCHASE AGREEMENT
“Required Purchasers” means, at any time, the Financial Institutions with Commitments in excess of 75% of the aggregate Commitments hereunder; provided, however, at any time there are only two Financial Institutions, “Required Purchasers” shall mean both such Financial Institutions.
“Required Ratings” has the meaning as specified in Section 10.2(c).
“Required Reserve” means, on any day during a Fiscal Month, (i) the greater of (a) the sum of the Loss Reserve Floor, the Dilution Reserve Floor Percentage the Yield Reserve Percentage, and Servicing Reserve Percentage and (b) the sum of the Dynamic Loss Reserve Percentage, the Dynamic Dilution Reserve Percentage, the Yield Reserve Percentage, and the Servicing Reserve Percentage, multiplied by (ii) the Net Portfolio Balance as of such date, plus (iii) the Product Return Estimate as of such date.
“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of membership units of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of membership units or in any junior class of membership units of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of membership units of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of membership units of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to the Originators or their Affiliates in reimbursement of actual management services performed).
“RPA Deferred Purchase Price” has the meaning set forth in Section 1.6.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including as of the Amendment Date, Cuba, Crimea (Ukraine), Iran, Syria and North Korea.
“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (or any successor thereto) or the U.S. Department of State, or as otherwise published from time to time; (b) that is fifty-percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (a) above; (c) that is operating, organized or resident in a Sanctioned Country; (d) with whom engaging in trade, business or other activities is otherwise prohibited or restricted by Sanctions; or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

RECEIVABLES PURCHASE AGREEMENT
“Sanctions” means the laws, rules, regulations and executive orders promulgated or administered to implement economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the U.S. government, including those administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury, (b) by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) by other relevant sanctions authorities to the extent compliance with the sanctions imposed by such other authorities would not entail a violation of applicable law.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“Scheduled Termination Date” means August 21, 2020, as extended by the mutual agreement of Seller, Agent, the Purchaser Agents and the Purchasers in accordance with Section 4.6(a).
“Seller” has the meaning set forth in the preamble to this Agreement.
“Seller Parties” has the meaning set forth in the preamble to this Agreement.
“Seller Party” has the meaning set forth in the preamble to this Agreement.
“Servicer” means at any time the Person (which may be Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.
“Servicing Fee” has the meaning set forth in Section 8.6.
“Servicing Fee Rate” means 1.0% per annum.
“Servicing Reserve Percentage” means, at any time, a percentage equal to the product of (i) the Servicing Fee Rate divided by 360, times (ii) the Days Sales Outstanding at such time.
“Settlement Date” means (A) the 13th day of each calendar month, and (B) the last day of the relevant Rate Tranche Period in respect of each portion of Capital of any Financial Institution; or, in each case, if such day is not a Business Day, then the first Business Day thereafter.
“Settlement Period” means (i) in respect of the Capital of any Conduit, each Accrual Period and (ii) in respect of each portion of Capital of any Financial Institution, the entire Rate Tranche Period of such portion of Capital.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Subordinated Note” has the meaning set forth in the Receivables Sale Agreement.

RECEIVABLES PURCHASE AGREEMENT
“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of Seller.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Terminating Commitment Amount” means, with respect to any Terminating Financial Institution, an amount equal to the Commitment (without giving effect to clause (iii) of the proviso to the penultimate sentence of Section 4.6(b)) of such Terminating Financial Institution, minus an amount equal to 2% of such Commitment.
“Terminating Commitment Availability” means, with respect to any Terminating Financial Institution, the positive difference (if any) between (a) an amount equal to the Commitment (without giving effect to clause (iii) of the proviso to the penultimate sentence of Section 4.6(b)) of such Terminating Financial Institution, minus an amount equal to 2% of such Commitment, minus (b) the Capital funded by such Terminating Financial Institution.
“Terminating Financial Institution” has the meaning set forth in Section 4.6(b).
“Termination Date” has the meaning set forth in Section 2.2(c).
“Termination Percentage” has the meaning set forth in Section 2.2(c).
“Transaction Documents” means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, the Performance Undertaking, each Collection Account Agreement, each Fee Letter, the Subordinated Note and all other instruments, documents and agreements executed and delivered in connection herewith, in each case, as amended, restated, supplemented or otherwise modified from time to time.
“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“US Bank” means U.S. Bank National Association, a national banking association, together with its successors and assigns.
“Yield Reserve Percentage” means, at any time, a percentage equal to the product of (i) the Alternate Base Rate as of such date divided by 360, (ii) 1.5 and (iii) the highest the Days Sales Outstanding over the most recent 12-months.

RECEIVABLES PURCHASE AGREEMENT
“Wells Fargo” means Wells Fargo Bank, N.A.
All accounting terms defined directly or by incorporation in this Agreement or the Receivables Sale Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement, the Receivables Sale Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not specifically defined herein shall be construed in accordance with GAAP; (b) all terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (e) references to any Section are references to such Section in such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any law, rule, regulation, or directive of any governmental or regulatory authority refer to such law, rule, regulation, or directive, as amended from time to time and include any successor law, rule, regulation, or directive; (h) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s successors and assigns; (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (k) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (l) terms in one gender include the parallel terms in the neuter and opposite gender; and (m) the term “or” is not exclusive.